Ex-10.33

401(k) SAVINGS PLAN OF
QUEST DIAGNOSTICS INCORPORATED

(Second Amendment and Restatement,
Effective as of January 1, 2010)

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5.10	Payment to Alternate Payee under QDRO	70
5.11	Distribution upon Severance from Employment	71
5.12	Voluntary Direct Transfers	71
5.13	Restrictions on Certain Distributions	72

ARTICLE VI	LOANS AND WITHDRAWALS	74

6.1	Loans to Participants	74
6.2	Hardship Withdrawals	77
6.3	Non-Hardship Withdrawals	80
6.4	Withdrawal of Dividends	80
6.5	Certain Dividends	82
6.6	Qualified Reservist Distribution	83

ARTICLE VII	TRUST FUND	84

7.1	Contributions	84
7.2	Trustee	84
7.3	Investment Options	85
7.4	Investment Direction by Participants	86
7.5	Quest Diagnostics Incorporated Stock Fund	87
7.6	Expenses of Plan and Trust	88

ARTICLE VIII	PLAN ADMINISTRATION	89

8.1	General	89
8.2	Quest Diagnostics	89
8.3	Benefits Administration Committee; Delegation	90
8.4	Organization and Operation of the Committee	92
8.5	Employers: Indemnification and Information	94
8.6	Claims for Benefits — Initial Review	95
8.7	Denial of Benefits — Appeal Procedure	96
8.8	Other Provisions relating to Claims for Benefits	97
8.9	Records	97

ARTICLE IX	AMENDMENT AND TERMINATION OF THE PLAN; MERGERS AND TRANSFERS	99

9.1	Amendment of the Plan	99
9.2	Termination of the Plan	100
9.3	Merged Plans; Transferred Funds	101

ARTICLE X	PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN	103

10.1	Participation in the Plan by an Affiliate	103
10.2	Participation in the Plan by other Organizations	105
10.3	Service and Termination of Service	106

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ARTICLE XI	TOP HEAVY PROVISIONS	107

11.1	Determination of Top Heavy Status	107
11.2	Minimum Allocations	108
11.3	Impact on Minimum Benefits where Employer Maintains Both Defined Benefit and Defined Contribution Plans	108
11.4	Impact on Vesting	109
11.5	Requirements Not Applicable	109
11.6	Top-Heavy Definitions	110

ARTICLE XII	MISCELLANEOUS	112

12.1	Governing Law	112
12.2	Construction	112
12.3	Participant’s Rights; Acquittance	112
12.4	Spendthrift Clause	113
12.5	Mistake of Fact	113
12.6	Recovery of Overpayment	114
12.7	Plan Corrections	114
12.8	Consent to Plan Terms	115
12.9	Facility of Payment; Uncashed Checks; Recipients Who Cannot Be Located.	115
12.10	Income Tax Withholding	116
12.11	Counterparts	116
12.12	Writings and Electronic Communications	116

ARTICLE XIII	ADOPTION OF THE PLAN	118

APPENDIX A	PARTICIPATING EMPLOYERS	1

APPENDIX B	MERGED PLANS: SPECIAL RULES AND PROTECTED BENEFITS	1

APPENDIX C	TRANSFERRED SUB-ACCOUNTS	1

APPENDIX D	SPECIAL DISTRIBUTION PROVISIONS	1

APPENDIX E	AMERISAVE RULES AND DEFINITIONS	1

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INTRODUCTION

          AmeriPath, Inc. established the AmeriSave 401(k) Plan (the “Prior Plan”), effective as of January 1, 1994, for the benefit of employees eligible to participate therein. The predecessor to the Prior Plan was a tax-qualified money purchase pension plan. The Prior Plan was amended and restated from time to time thereafter to reflect certain regulatory provisions and design-based modifications. Pursuant to a merger transaction effective as of May 31, 2007, AmeriPath, Inc. became part of the Quest Diagnostics Incorporated controlled group and continued to maintain the Prior Plan.

          Effective as of January 1, 2009, (i) the Prior Plan was amended and restated in its entirety and renamed the 401(k) Savings Plan of Quest Diagnostics Incorporated (the “Plan”); and (ii) Quest Diagnostics Incorporated became the sponsor of the Plan. Further, also effective January 1, 2009, the Plan’s calculation of “Eligibility Service” and “Vesting Service” was changed from an hours of service counting methodology to an elapsed time methodology. In connection with this change of methodology, effective January 1, 2009 Years of Vesting Service are determined as provided herein. Accordingly, notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Account under the Plan on and after January 1, 2009 will be not less than his vested interest in that Account on December 31, 2008.

          The Plan, as thereby amended and restated, (i) is hereby further amended and restated generally effective as of January 1, 2010, except as otherwise specified herein or as required by law, in order to make certain technical or clarifying amendments deemed necessary or appropriate to facilitate the administration, management or interpretation of the Plan and to conform the Plan thereto, or to qualify and maintain the Plan as a plan meeting the requirements of the Internal Revenue Code of 1986 and other applicable law; and (ii) continues to be maintained for the benefit of Eligible Employees of AmeriPath, Inc. and of the other Employers participating in the Plan.

          It is intended that the Plan continue to be tax-qualified under Code Sections 401(a) and 401(k) as a profit sharing plan under Code Section 401(a)(27) that includes an employee stock ownership plan under Code Sections 409 and 4975(e)(7) and a cash or deferred arrangement under Code Section 401(k). It also is intended that the Plan be an eligible individual account plan under ERISA Section 407(d)(3) and meet the requirements of ERISA Section 404(c), and that it be construed, maintained and administered as an “ERISA Section 404c plan” within the meaning of Department of Labor Regulation Section 2550.404(c) –1(b)(1).

          No provision of this Plan shall be construed to eliminate or reduce any early retirement benefit or subsidy that continues after retirement or optional form of benefit that existed under the Plan before this amendment and restatement, except to the extent permitted under Regulations §§1.401(a)-4 and 1.411(d)-4. Any provision of the Plan that restricted or limited withdrawals, loans or other distributions, or otherwise required separate accounting with respect to any portion of a Participant’s Account immediately prior to January 1, 2010, and the elimination of which would adversely affect the qualification of the Plan under Code Sections 401(a) and 401(k), shall continue in effect with respect to such portion of the Participant’s Account as if fully set forth in this Plan.

          Except as expressly provided herein, the provisions of the Plan as in effect immediately prior to January 1, 2010 remain in effect for those Participants who do not complete an Hour of Service after December 31, 2009 (and their Beneficiaries). The benefits and rights of a Participant who severs from employment (or his Beneficiary) will be determined in accordance with the terms of the Plan as in effect as of the date of such termination.

ARTICLE I

DEFINITIONS

          As used herein, unless otherwise required by the context, the following words and phrases shall have the meanings indicated:

          Account – The aggregate, as applicable, of: (1) a Participant’s Employee Regular Pre-Tax Sub-Account, Employee Pre-Tax Catch-Up Sub-Account, Employer Matching Sub-Account, Merged Plan Sub-Account, Merged Prior Plan Sub-Account, Money Purchase Pension Plan Sub-Account, Prior Plan Employer Matching Sub-Account, Prior Plan Rollover Sub-Account, Qualified Nonelective Contribution Sub-Account, Rollover Sub-Account, Vested Quest Diagnostics Common Stock Dividend Sub-Account, Vested Money Purchase Pension Plan Dividend Sub-Account; (2) such other recordkeeping sub-accounts as the Participant may have pursuant to Appendix B or Appendix C; and (3) such other recordkeeping sub-accounts as may be authorized by the Plan Administrator for a Participant individually or for Participants generally.

          Active Participant – For purposes of the allocation of a Discretionary Contribution made with respect to a Plan Year, a Participant is an Active Participant if he: (1) is an active Employee as of the last day of such Plan Year; (2) is on authorized leave of absence as of the last day of such Plan Year; (3) has severed from employment due to a reduction-in-force, as determined by the Plan Administrator, during such Plan Year; or (4) has died during such Plan Year.

          Affiliate – A corporation or unincorporated trade or business while it is: (a) a member of a controlled group of corporations (as defined in Code Section 414(b)) of which an Employer is a member; (b) a trade or business under common control (as defined in Code Section 414(c)) of an Employer; (c) a member of an affiliated service group (as defined in Code Section 414(m)) which includes an Employer; or (d) required to be aggregated with an Employer pursuant to

Code Section 414(o); provided that no such corporation or unincorporated trade or business shall be considered an Affiliate at any time prior or subsequent to the time during which it meets the above definition and, provided further, that the status of being employed by an Affiliate shall pertain to an individual only during the time when his employer is an Affiliate and not to any time prior or subsequent to its Affiliate status.

          Appeals Committee – The Appeals Committee, as provided for in Section 8.3.

          Appropriate Request – A request by a Participant in the form and manner provided by the Plan Administrator or by the Plan’s recordkeeper that is appropriate for the intended purpose. If the Plan Administrator and the Plan’s recordkeeper so agree, an Appropriate Request may be executed over the telephone or Internet. To constitute an Appropriate Request, such request must be completed correctly and, if required to be in writing, duly executed and delivered to the Plan Administrator or the Plan’s recordkeeper, as the case may be.

          Beneficiary – Any person designated by a Participant under Section 2.3 to receive such benefits as may become payable hereunder after the death of such Participant.

          Board – The Board of Directors of Quest Diagnostics or a committee of such board, authorized by, and acting on behalf of, such board.

          Catch-Up Pre-Tax Contributions – Contributions made to the Plan by the Employer under Section 3.1(b) pursuant to a salary reduction agreement entered into between the Employer and the Participant.

          Code – The Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid Regulation promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

          Committee – The Benefits Administration Committee, as provided for in Section 8.3, or a duly-authorized representative of the Benefits Administration Committee. References to the Committee include any person to whom the Committee has delegated proper authority.

          Contributions – Payments as provided herein by the Employer to the Trustee for the purpose of providing the benefits under this Plan.

          Corporation – AmeriPath, Inc. or any successor thereto.

          Deferral Compensation – An Employee’s wages as defined in Code Section 3401(a) and all other payments of compensation to an Employee by an Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, excluding reimbursements or other expense allowances, cash and non-cash fringe benefits (e.g., employee discounts), moving expenses, deferred compensation and welfare benefits, but including Employee Pre-Tax Contributions to this Plan, pre-tax employee contributions to a Code Section 125 plan and pre-tax employee contributions to purchase qualified transportation fringe benefits pursuant to Code Section 132(f)(4).

          For these purposes:

          (a) Amounts under Code Section 125 include any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he has other health coverage.

          (b) An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the health plan.

          Notwithstanding the preceding paragraphs, (1) Deferral Compensation shall include amounts (e.g., bonuses, commissions or unused vacation) paid by the Employer following the Employee’s severance from employment with the Employer, but only if such amounts are paid no later than 30 days after the Employee’s severance from employment; (2) except as specifically provided in (1) above, Deferral Compensation shall not include severance pay or other form of post-termination compensation; and (3) Deferral Compensation shall not include compensation generated from any of the following: the disqualifying disposition of a statutory stock option; the disposition of shares of stock under an employee stock purchase pension plan if the option price was below the fair market value of the stock at the time the option was granted; the value of a nonstatutory stock option at the time of grant or exercise; the vesting of restricted stock; or the payment of dividends on restricted stock.

          Deferral Compensation in excess of $200,000 (or such other amount as may be applicable under Code Section 401(a)(17)(B)) for any Plan Year shall not be taken into account, provided that the dollar increase, if any, in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year.

          Notwithstanding anything in the Plan to the contrary, the limit imposed by Code Section 401(a)(17)(B) on Deferral Compensation incorporated under the paragraph immediately above is not applicable for the purpose of determining the amount of Deferral Compensation from which Employee Pre-Tax Contributions can be made during the portion of the Plan Year in which the individual was a Participant.

          Discretionary Contributions – Contributions made by an Employer under Section 3.3.

          Effective Date – January 1, 2010, except that: (i) to the extent certain changes are required to be effective prior to such date, they shall be effective as provided herein or as required by law; and (ii) with respect to an Employer that began participating in the Plan after January 1, 2010, the date on which such Employer began its participation in the Plan.

          Eligibility Service

          (a) As of any date, the aggregate of an Employee’s periods of eligibility service (as defined in the next sentence), including any eligibility service credited under subsection (b). For purposes of this subsection (a), a period of eligibility service is each period of time required to be recognized under this Plan commencing on the Employee’s Employment Commencement Date, or any subsequent Reemployment Commencement Date, and ending on a Severance from Service Date.

(c) Eligibility service also shall include the following:

(1) Periods of employment with an Affiliate (while such organization is an Affiliate) which would have constituted eligibility service under the Plan had the Participant been employed by an Employer;

          (2) Periods of employment with an Employer other than as an Employee, including employment as a leased employee within the meaning of Code Section 414(n), which would have constituted eligibility service under the Plan had the Participant been employed as an Employee; provided that employment as a leased employee within the meaning of Code Section 414(n) shall not be taken into account if more than five (5) calendar days elapses between the last day of employment as a leased employee and the Employment Commencement Date;

          (3) If Quest Diagnostics so permits pursuant to Section 9.1, periods of employment with an Employer prior to the Employer’s Effective Date which would have constituted eligibility service under the Plan had the service been rendered after the

Employer’s Effective Date, under rules promulgated by the Plan Administrator applied in a uniform and nondiscriminatory manner, and to the extent permitted by applicable law;

          (4) With respect to any individual employed by an Employer that is a joint venture, periods of contiguous employment with the joint venture partner of the Corporation (or an Affiliate thereof) prior to the establishment of the joint venture which would have constituted eligibility service under the Plan had the service been rendered after the establishment of the joint venture, under rules promulgated by the Plan Administrator applied in a uniform and nondiscriminatory manner, and to the extent permitted by applicable law;

          (5) With respect to an Employee who directly transferred employment to the Employer from a joint venture with the Corporation (or an Affiliate thereof) that is not an Employer: (A) periods of contiguous employment with the joint venture which would have constituted eligibility service under the Plan had the joint venture been an Employer, and (B) periods of contiguous employment with the joint venture partner of the Corporation (or Affiliate) prior to the establishment of the joint venture which would have constituted eligibility service under the Plan had the partner been an Employer, both periods of employment credited under rules promulgated by the Plan Administrator applied in a uniform and nondiscriminatory manner, and to the extent permitted by applicable law;

(6) Periods of Qualified Military Service required under Code Section 414(u); and

          (7) Periods of employment with an entity that adopts this Plan and that is not an Affiliate of Quest Diagnostics, but solely with respect to periods after the date of such adoption and only while the Plan is maintained by such entity.

          (d) In no event shall Eligibility Service be credited under more than one paragraph of subsection (b).

          Eligible Employee – An Employee eligible for participation under Section 2.1.

          Employee – Any common-law employee of the Corporation or of any other Employer. Notwithstanding the preceding, the following shall not be considered an Employee for purposes of this Plan:

          (1) an individual who is classified as an “independent contractor” or “consultant” by an Employer, regardless of such individual’s reclassification for any reason by the Internal Revenue Service, other governmental agency or any other entity;

          (2) an individual who is covered by a collective bargaining agreement where such agreement provides for a different retirement plan, or where no provision is made for any retirement plan, after good faith bargaining between the Employer and employee representatives;

(3) an individual who is excluded from participation hereunder by the terms of his Employer’s adoption of this Plan;

          (4) an individual who is classified as a leased employee of an Employer within the meaning of Code Section 414(n) (other than a leased employee of a joint venture Employer who is leased from another Employer), regardless of such individual’s reclassification for any reason by the Internal Revenue Service, other governmental agency or any other entity;

          (5) an employee who is a nonresident alien and who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3));

(6) an individual who receives compensation solely for service as a member of the Board; or

(7) an individual employed only in Puerto Rico.

          Employee Pre-Tax Catch-Up Sub-Account – The portion of a Participant’s Account attributable to Catch-Up Pre-Tax Contributions allocated to such Participant under Section 4.4 and invested, at the direction of the Participant, in one or more of the Investment Options as well as any earnings or losses on such contributions. The Employee Pre-Tax Catch-Up Sub-Account of a Participant who was a participant in a Merged Plan that contained a qualified cash or deferred arrangement also shall hold any amount transferred to this Plan from such Merged Plan representing the balance of such Participant’s pre-tax catch-up account under such Merged Plan and any earnings or losses thereon.

          Employee Pre-Tax Contributions – Regular Pre-Tax Contributions and Catch-Up Pre-Tax Contributions made to the Plan by the Employer under Section 3.1 pursuant to salary reduction agreements entered into between the Employer and the Participant.

          Employee Regular Pre-Tax Sub-Account – The portion of a Participant’s Account attributable to Regular Pre-Tax Contributions allocated to such Participant under Section 4.4 and invested, at the direction of the Participant, in one or more of the Investment Options as well as any earnings or losses on such contributions. The Employee Regular Pre-Tax Sub-Account of a Participant who was a participant in a Merged Plan that contained a qualified cash or deferred arrangement also shall hold any amount transferred to this Plan from such Merged Plan representing the balance of such Participant’s pre-tax account under such Merged Plan and any earnings or losses thereon.

          Employer – Collectively or individually as the context may indicate, the Corporation and any other entity (or successor thereto) that: (1) has been authorized to adopt the Plan pursuant to Section 9.1; (2) by action of its own board of directors (or duly authorized officer) as specified in Section 10.1 has adopted the Plan; and (3) has not terminated its participation in the Plan. The Employers are listed in Appendix A, as updated from time to time.

          Employer Matching Contributions – Contributions made to the Plan by the Employer under Section 3.2.

          Employer Matching Sub-Account – The portion of a Participant’s Account attributable to Employer Matching Contributions allocated to such Participant under Section 4.5 and invested, at the direction of the Participant, in one or more of the Investment Options as well as any earnings or losses on such contributions.

          Employer Prior Plan Matching Sub-Account – The portion of a Participant’s Account attributable to Employer Matching Contributions allocated to such Participant under the Prior Plan and invested, at the direction of the Participant, in one or more of the Investment Options as well as any earnings or losses on such contributions.

          Employment Commencement Date – The latest of:

          (a) the date when an Employee first performs an Hour of Service for an Employer;

          (e) in the case of a reemployed Employee (and subject to Section 2.2), his Reemployment Commencement Date;

          (f) an adjusted date in the case of an Employee being credited with prior service; or

          (g) the Effective Date with respect to the Employer of the Employee.

          ERISA – The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid Regulation promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

          Highly Compensated Employee – For any Plan Year, any active or former Employee who is a “highly compensated active Employee” or a “highly compensated former Employee” as determined below:

(a) A “highly compensated active Employee” is an Employee who:

(1) was a 5% owner (within the meaning of Code Section 416(i)) of an Employer or an Affiliate at any time during the current or preceding Plan Year; or

          (2) received Section 415 Compensation from an Employer or an Affiliate in excess of $80,000 (as adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996) for the preceding Plan Year and was a member of the top-paid 20% of Employees ranked on the basis of Section 415 Compensation for the preceding Plan Year.

          (h) A “highly compensated former Employee” is any Employee who separated from service (or was deemed to have separated from service) prior to the current Plan Year, performs no service for an Employer or an Affiliate during the current Plan Year and was a “highly compensated active Employee” for either the separation year or for any Plan Year ending on or after the Employee’s 55th birthday.

          Hour of Service – An hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer or for an Affiliate.

          Investment Committee – The Investment Committee, as provided for in Section 8.3.

          Investment Option – An investment alternative under Section 7.3 available to be selected by the Participant, in accordance with Section 7.4, for investment of his Account. The Quest Diagnostics Incorporated Stock Fund shall at all times be an available Investment Option under this Plan.

          Merged Plan – A plan that merged into this Plan or the Prior Plan, as described in Appendix B as it may be amended or supplemented from time to time.

          Merged Plan Sub-Account – The portion of a Participant’s Account attributable to a plan that merged into this Plan (see Appendix B) and invested, at the direction of the Participant, in one or more of the Investment Options and the investment experience, expenses, distributions and withdrawals attributable to such amounts.

          Merged Prior Plan Sub-Account – The portion of a Participant’s Account attributable to a plan that merged into the Prior Plan (see Appendix B) and invested, at the direction of the Participant, in one or more of the Investment Options and the investment experience, expenses, distributions and withdrawals attributable to such amount.

          Money Purchase Pension Plan Sub-Account – The portion of the Account of a Participant who was, before January 1, 1994, a participant in the money purchase pension plan that was a predecessor to the Prior Plan representing employer contributions made to that money purchase pension plan and invested, at the direction of the Participant, in one or more of the Investment Options and the investment experience, expenses, distributions (if any) and withdrawals (if any) attributable to such amount.

          Normal Retirement Age – Age 65 for those Employees first becoming Participants on or after January 1, 2009 and age 59½ for those Employees first becoming Participants on or before December 31, 2008.

          Participant – An Employee who has commenced, but not terminated, participation in the Plan pursuant to the provisions of Article II, or a former Employee who has a nonzero Account balance under the Plan. Pursuant to Section 5.10, an alternate payee under a QDRO may be considered a Participant for certain limited purposes under the Plan.

          Period of Severance – The period of time commencing on an Employee’s Severance from Service Date and ending on his Reemployment Commencement Date.

          Plan – The 401(k) Savings Plan of Quest Diagnostics Incorporated, contained herein or as hereafter amended.

          Plan Administrator – Quest Diagnostics, with such duties and responsibilities as specified in Section 8.2.

          Plan Year – January 1 – December 31.

          Prior Plan – The AmeriSave 401(k) Plan as in effect through December 31, 2008.

          Prior Plan Employer Matching Sub-Account – The portion of a Participant’s Account attributable to Employer Matching Contributions allocated to such Participant under Section 4.3 of the Prior Plan and invested, at the direction of the Participant, in one or more of the Investment Options as well as any earnings or losses on such contributions.

          Prior Plan Rollover Sub-Account – The portion of a Participant’s Account attributable to rollover contributions made under the Prior Plan and invested, at the direction of the Participant, in one or more of the Investment Options as well as any earnings or losses on such contributions.

          QDRO – A judgment, decree or order that:

(1) relates to the provision of child support, alimony or marital property rights to a spouse, former spouse, child or other dependent of a Participant (an “alternate payee”);

(2) creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the Participant’s benefits;

(3) is made pursuant to a state domestic relations law (including community property law); and

(4) otherwise meets the requirements of Code Section 414(p).

          Qualified Military Service – Qualified military service as defined in Code Section 414(u)(5) and Chapter 43 of Title 38 of the United States Code.

          Qualified Nonelective Contribution Sub-Account – The portion of a Participant’s Account attributable to “qualified nonelective contributions” made pursuant to Section 3.11 and invested, at the direction of the Participant, in one or more of the Investment Options as well as any earnings or losses thereon.

          Quest Diagnostics – Quest Diagnostics Incorporated, a Delaware corporation, or any successor thereto. Quest Diagnostics is the “plan sponsor” (as such term is defined in ERISA Section 3(16)(B)) and, except as provided in Section 8.2, “administrator” of the Plan (as such term is defined in ERISA Section 3(16)(A)).

          Quest Diagnostics Common Stock – Any class of Quest Diagnostics’ common stock or any class of Quest Diagnostics’ preferred stock that is convertible into common stock.

          Quest Diagnostics Incorporated Stock Fund – The Investment Option consisting primarily of Quest Diagnostics Common Stock. The portion of a Participant’s Account under the Plan that is invested in the Quest Diagnostics Incorporated Stock Fund is intended to qualify as a stock bonus plan under Code Section 401(a), an employee stock ownership plan under Code Sections 409 and 4975(e)(7) and an eligible individual account plan under ERISA Section 407(d)(3).

          Reemployment Commencement Date – The first date when an Employee again performs an Hour of Service for an Employer following a Period of Severance.

          Regular Pre-Tax Contributions – Contributions made to the Plan by Employers under Section 3.1(a) pursuant to salary reduction agreements made by Eligible Employees.

          Regulation – Any regulation, ruling or other interpretation, validly promulgated by the U.S. Department of Treasury, U.S. Department of Labor, or other federal agency as the case may be, and in effect at the time in question. Reference to a Regulation or section thereof includes that Regulation or section and any comparable Regulation or section that amends, supplements or supersedes that Regulation or section.

          Rollover Sub-Account – The portion of a Participant’s Account attributable to rollover contributions under Section 3.4 and invested, at the direction of the Participant, in one or more of the Investment Options as well as any earnings or losses on such contributions.

          Section 415 Compensation – Compensation within the meaning of Code Section 415(c)(3), including “post-severance compensation.” “Post-severance compensation” means, for a Limitation Year (as defined in Section 4.7(a)(2)) beginning on or after January 1, 2008, the following amount(s) that would have been included in the definition of Section 415 Compensation if the amounts were paid prior to the Employee’s severance from employment (as defined in Regulation §1.415(a)-1(f)(5)) with the Employer, and that are paid to him by the later of 2½ months after his severance from employment with the Employer or the end of the

Limitation Year that includes his Severance from Service Date with the Employer, if the payment is:

          (a) regular compensation for services during his regular working hours or compensation for services outside his regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments and the payment would have been made to him prior to a severance from employment if he had continued in employment with the Employer;

          (i) for unused accrued bona fide sick, vacation or other leave, but only if he would have been able to use the leave if his employment had continued;

          (j) received by him pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been made to him at the same time if he had continued in employment with the Employer and only to the extent that the payment is includible in his gross income; or

          (k) made by the Employer to an individual who does not currently perform services for the Employer by reason of Qualified Military Service to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Qualified Military Service.

          Severance from Service Date –

          (a) Except as provided in subsection (b), the earlier of (1) or (2):

(1) The date on which the Employee quits, retires, is discharged or dies provided that he does not earn an Hour of Service for an Employer or an Affiliate within 12 months after such date; or

          (2) The first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with an Employer or an Affiliate for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability or leave of absence; provided that if the Employee is absent from service by reason of (A) a leave of absence granted by his Employer or an Affiliate (including but not limited to leave pursuant to the Family and Medical Leave Act of 1993 or certain circumstances related to the Qualified Military Service of a family member) and he returns to active employment with the Employer or an Affiliate at the end of such leave of absence, or (B) Qualified Military Service and he returns to active service within the period that his re-employment rights are protected by federal law, then he shall not be deemed to have had a Severance from Service Date by reason of such absence.

(l) (1) For purposes of determining the Severance from Service Date of an Employee who is absent from work beyond the first anniversary of the first day of absence by reason of a “parenthood purpose” described in paragraph (2), the Severance from Service Date shall be the second anniversary of the first day of such absence. The period between the first and second anniversaries of the first day of absence from work is neither a period credited as a Year of Vesting Service nor a Period of Severance. The Plan Administrator may request that the Employee furnish information to establish that the absence is for a parenthood purpose and the number of days for which there was such an absence. In the event such information is not submitted in a timely manner, this subsection (b) shall not apply.

(2) The following are deemed “parenthood purposes”:

(A) the pregnancy of the Employee;

(B) the birth of a child of the Employee;

(C) the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

(D) caring for such child for a period beginning immediately following such birth or placement.

          Total and Permanent Disability – A Participant shall be considered totally and permanently disabled once he has incurred a physical or mental condition which prevents him from performing his duties for an Employer or an Affiliate and which is expected to result in death or to be of long and continued duration and for which he is entitled to receive disability benefits payments under the federal Social Security Act or his Employer’s long-term disability plan (if any). The determination under the federal Social Security Act or his Employer’s long-term disability plan (if any) is conclusive for purposes of this Plan.

          Trust Agreement – The agreement entered into between Quest Diagnostics and the Trustee under Article VII.

          Trust Fund – All funds received by the Trustee together with all income, profits and increments thereon, and less any expenses or payments made therefrom.

          Trustee – Such individual, individuals, financial institution or a combination of them as designated in the Trust Agreement to hold in trust any assets of the Plan for the purpose of providing benefits under the Plan, and including any successor trustee to the Trustee initially designated thereunder.

          Valuation Date – Each business day.

          Vested Quest Diagnostics Common Stock Dividend Sub-Account – Under Section 6.5(a), the portion of a Participant’s Account comprised of cash dividends received under the Quest

Diagnostics Incorporated Stock Fund that is associated with the portion of the Participant’s Account, other than the Money Purchase Pension Plan Sub-Account (or any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C), that is not fully vested and which is invested, at the direction of the Participant, in one or more of the Investment Options as well as applicable earnings or losses thereon.

          Vested Money Purchase Pension Plan Dividend Sub-Account – Under Section 6.5(b), the portion of a Participant’s Account comprised of cash dividends received under the Quest Diagnostics Incorporated Stock Fund that is associated with the portion of the Participant’s Money Purchase Pension Plan Sub-Account (or any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C) that is not fully vested and which is invested, at the direction of the Participant, in one or more of the Investment Options as well as applicable earnings or losses thereon.

          Year of Vesting Service

          (a) On or after January 1, 2009, the aggregate of an Employee’s periods of vesting service (as defined in the next sentence), including any vesting service credited under subsection (b) and excluding any vesting service disregarded under subsection (c). For purposes of this subsection (a), a period of vesting service is each period of time required to be recognized under this Plan commencing on the Employee’s Employment Commencement Date, or any subsequent Reemployment Commencement Date, and ending on a Severance from Service Date.

          (m) Vesting service also shall include the following:

(1) Periods of employment with an Affiliate (while such organization is an Affiliate) which would have constituted vesting service under the Plan had the Participant been employed by an Employer;

           (2) Periods of employment with an Employer other than as an Employee, including employment as a leased employee within the meaning of Code Section 414(n), which would have constituted vesting service under the Plan had the Participant been employed as an Employee; provided that employment as a leased employee within the meaning of Code Section 414(n) shall not be taken into account if more than five (5) calendar days elapses between the last day of employment as a leased employee and the Employment Commencement Date;

           (3) If Quest Diagnostics so permits pursuant to Section 9.1, periods of employment with an Employer prior to the Employer’s Effective Date which would have constituted vesting service under the Plan had the service been rendered after the Employer’s Effective Date, under rules promulgated by the Plan Administrator applied in a uniform and nondiscriminatory manner, and to the extent permitted by applicable law;

           (4) With respect to any individual employed by an Employer that is a joint venture, periods of contiguous employment with the joint venture partner of the Corporation (or an Affiliate thereof) prior to the establishment of the joint venture which would have constituted vesting service under the Plan had the service been rendered after the establishment of the joint venture, under rules promulgated by the Plan Administrator applied in a uniform and nondiscriminatory manner, and to the extent required by applicable law;

           (5) With respect to an Employee who directly transferred employment to the Employer from a joint venture with the Corporation (or an Affiliate thereof) that is not an Employer: (A) periods of contiguous employment with the joint venture which would have constituted vesting service under the Plan had the joint venture been an Employer, and (B) periods of contiguous employment with the joint venture partner of the Corporation (or Affiliate) prior to the establishment of the joint venture which would have constituted vesting service under the Plan had the partner been an Employer, both periods of employment credited under rules promulgated by the Plan Administrator applied in a uniform and nondiscriminatory manner, and to the extent permitted by applicable law;

(6) Periods of Qualified Military Service required under Code Section 414(u); and

           (7) Periods of employment with an entity that adopts this Plan and that is not an Affiliate of Quest Diagnostics, but solely with respect to periods after the date of such adoption and only while the Plan is maintained by such entity.

          (n) In no event shall Years of Vesting Service be credited under more than one paragraph of subsection (b).

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1 Eligibility

          (a) Any Employee who was a Participant in the Plan on December 31, 2009 shall be a Participant in this Plan on January 1, 2010, as long as he remains an Employee on such date. Such an Employee shall remain eligible to make Employee Pre-Tax Contributions and to receive Employer Matching Contributions and Discretionary Contributions.

          (b) Any Employee who was not a Participant in the Plan on December 31, 2009 shall become a Participant in this Plan on the date he completes one month of Eligibility Service. Such an Employee shall become eligible to make Employee Pre-Tax Contributions on the date he becomes a Participant, and shall become eligible to receive Employer Matching Contributions and Discretionary Contributions on the date he completes 12 months of Eligibility Service.

2.2 Participation

          (a) Each Eligible Employee may, by making an Appropriate Request, enter into a salary reduction agreement in accordance with Section 3.1(a).

          (b) An Employee who becomes a Participant shall remain a Participant so long as he remains an Employee or is a former Employee who maintains a nonzero Account balance. If he severs from employment with no balance in his Account, he shall cease being a Participant upon his severance from employment.

          (c) If an Employee who was a Participant severs from employment and is reemployed as an Employee, he shall be eligible to make Employee Pre-Tax Contributions upon his Reemployment Commencement Date. He also will be re-credited, for purposes of his eligibility to receive Employer Matching Contributions and Discretionary Contributions (if any), with his Eligibility Service earned prior to his Severance from Service Date.

          (d) If an Employee who was not a Participant severs from employment and is reemployed as an Employee, he shall become a Participant on the later of: (1) his Reemployment Commencement Date, or (2) the date he completes one month of Eligibility Service (taking into account Eligibility Service both before and after his Reemployment Commencement Date). He shall be eligible to make Employee Pre-Tax Contributions on the date he becomes a Participant and shall be eligible to receive Employer Matching Contributions and Discretionary Contributions (if any) on the date he completes 12 months of Eligibility Service, taking into account Eligibility Service both before and after his Reemployment Commencement Date.

2.3 Beneficiary Designation

          (a) Upon commencing participation, each Participant shall designate a Beneficiary by filing a properly completed form with the Plan Administrator. In the absence of any valid designation of Beneficiary, he is deemed to have designated his spouse as his Beneficiary but, if he is unmarried upon his death, he is deemed to have designated the following as his Beneficiary: (1) the beneficiary designated under the group-term life insurance plan sponsored by a member of the Quest Diagnostics controlled group in which he participates; and (2) if no beneficiary has been designated under the group-term life insurance plan sponsored by a member of the Quest Diagnostics controlled group in which he participates, his estate.

          (b) The Beneficiary of a married Participant shall be his spouse unless: (1) he obtains spousal consent (as described below) to his designation of another person as his primary Beneficiary; or (2) such circumstances exist as the Plan Administrator, in accordance with applicable Regulations, may deem appropriate to waive the spousal consent requirement. Spousal consent shall be made on a form approved by the Plan Administrator, shall be irrevocable by the spouse, shall acknowledge the effect of such designation and shall be witnessed by a representative of the Plan Administrator or a notary public. Alternatively, the spouse may execute an irrevocable general consent that does not identify the designated Beneficiary and that allows the Participant to make future changes in his Beneficiary designation without spousal consent. Any such general consent shall satisfy Regulation §1.401(a)-20, Q&A-31(c).

          (c) If an unmarried Participant later marries, or if a married Participant later remarries, his prior designation of a Beneficiary other than the spouse to whom he is married on his date of death shall be null and void unless consented to by such spouse in the manner provided in subsection (b).

          (d) The Committee’s interpretation with respect to any Beneficiary designation is binding and conclusive, subject to applicable law, upon all parties and no person claiming to be a Beneficiary, or other person, has the right to question an action of the Committee in such regard.

          (e) The rights of any spouse or Beneficiary hereunder is subject to the provisions of any QDRO issued with respect to the Participant’s Account under the Plan.

ARTICLE III

CONTRIBUTIONS

3.1 Employee Pre-Tax Contributions

(a) (1) An Eligible Employee may enter into a salary reduction agreement with his Employer in which it is agreed that the Employer will reduce the Eligible Employee’s Deferral Compensation during each pay period by a designated percentage and contribute the amount so determined to the Plan on behalf of the Eligible Employee. Such contributions are referred to as “Regular Pre-Tax Contributions.” The Plan Administrator may disregard or modify an Eligible Employee’s salary reduction agreement with respect to Regular Pre-Tax Contributions to the extent necessary to ensure that (1) the excess deferral rules of subsection (c) are met; (2) the limitations set forth in Sections 3.5 and 4.7 are not exceeded; and (3) all contributions are deductible under Code Section 404. Regular Pre-Tax Contributions may be any whole percentage between 1% and 35% of the Deferral Compensation otherwise payable to the Eligible Employee during the applicable payroll period.

          (2) The salary reduction agreement of an Employee who becomes eligible to make Regular Pre-Tax Contributions is effective as of the first payroll period coincident with or next following the date on which his Appropriate Request is processed.

(3) Regular Pre-Tax Contributions shall be invested among the various Investment Options in accordance with the Employee’s outstanding Investment Option election as in effect under Section 7.4.

          (4) A Participant who has in effect a salary reduction agreement with respect to Regular Pre-Tax Contributions may elect to change such agreement, including prospectively suspending such agreement, by making an Appropriate Request. Such new election shall become effective as of the Participant’s first payroll period coincident with or next following the date on which the Appropriate Request is processed.

          (5) Regular Pre-Tax Contributions shall be remitted to the Trustee in accordance with Department of Labor Regulation §2510.3-102. An Eligible Employee’s Regular Pre-Tax Contributions shall be credited to his Employee Regular Pre-Tax Sub-Account under Section 4.4.

(b) (1) An Eligible Employee who will have attained age 50 by the end of the Plan Year may enter into a salary reduction agreement with his Employer in which it is agreed that the Employer will reduce his Deferral Compensation during each pay period by a designated percentage (beyond the designated percentage by which his Deferral Compensation is reduced with respect to Regular Pre-Tax Contributions) and contribute the amount so determined to the Plan on behalf of the Eligible Employee. Such additional contributions are referred to as “Catch-Up Pre-Tax Contributions.” Catch-Up Pre-Tax Contributions may be any whole percentage between 1% and, when added to Regular Pre-Tax Contributions, 70% of the Deferral Compensation otherwise payable to the Eligible Employee during the applicable payroll period. Catch-Up Pre-Tax Contributions shall be made in accordance with, and subject to the limitations of, Code Section 414(v). Catch-Up Pre-Tax Contributions shall not be taken into account for purposes of the Code Section 402(g) limitation set forth in Section 3.1(c)(1) (except as modified by Code Sections 414(v)) or the Code Section 415 limitation set forth in Section 4.7. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of Catch-Up Pre-Tax Contributions.

          (2) The salary reduction agreement of a Participant who becomes eligible to make Catch-Up Pre-Tax Contributions is effective as of the first payroll period coincident with or next following the date on which his Appropriate Request is processed.

(3) Catch-Up Pre-Tax Contributions shall be invested in accordance with the Investment Option specification designated by the Participant for the investment of his Regular Pre-Tax Contributions.

          (4) A Participant who has in effect a salary reduction agreement with respect to Catch-Up Pre-Tax Contributions may elect to change such agreement, including prospectively suspending such agreement, by making an Appropriate Request. Such new election shall become effective as of the first payroll period coincident with or next following the date on which the Appropriate Request is processed.

          (5) Catch-Up Pre-Tax Contributions shall be remitted to the Trustee in accordance with Department of Labor Regulation §2510.3-102. An Eligible Employee’s Catch-Up Pre-Tax Contributions shall be credited to his Employee Pre-Tax Catch-Up Sub-Account under Section 4.4.

          (6) If, by the end of the Plan Year, the amount of Employee Pre-Tax Contributions originally designated as Regular Pre-Tax Contributions does not exceed either the Code Section 402(g) limitation for such Plan Year, the 35% of Deferral Compensation limitation set forth in Section 3.1(a)(1) or the maximum Code Section 415(c) limitation for such Plan Year, then any Employee Pre-Tax Contributions made by the Eligible Employee and originally designated as Catch-Up Pre-Tax Contributions shall be recharacterized as Regular Pre-Tax Contributions to the extent the sum of Employee Pre-Tax Contributions originally designated as Regular Pre-Tax Contributions and

Employee Pre-Tax Contributions previously recharacterized as Regular Pre-Tax Contributions does not exceed such limitations.

          (7) In order to make a Catch-Up Pre-Tax Contribution, a Participant must make a Regular Pre-Tax Contribution of at least 4% of Deferral Compensation throughout the portion of the Plan Year during which he was an Eligible Employee.

(c) Excess deferrals

          (1) No Participant may have Regular Pre-Tax Contributions made on his behalf under this Plan in any calendar year which in the aggregate exceed the dollar limitation contained in Code Section 402(g) in effect for such calendar year. For purposes of the preceding sentence, Regular Pre-Tax Contributions are deemed made as of the pay date for which the salary is deferred, regardless of when the contributions are actually transmitted to the Trust Fund.

(2) (A) If in any calendar year the aggregate of the Regular Pre-Tax Contributions made on a Participant’s behalf under this Plan, plus his other elective deferrals under any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by any sponsor, under any simplified employee pension (as defined in Code Section 408(k)), or used to have an annuity contract purchased on his behalf under Code Section 403(b), exceed the limitation of paragraph (1), then no later than the March 1st following such calendar year he may notify the Plan Administrator: (i) that he has exceeded the limitation and (ii) of the amount of his Regular Pre-Tax Contributions under this Plan which he wants distributed to him (as adjusted for Allocable Income/Loss), notwithstanding his salary reduction agreement, so that he will not exceed the limitation. The Plan

Administrator may require him to provide reasonable proof that he has exceeded the limitation of paragraph (1).

          If in any calendar year the aggregate of the Regular Pre-Tax Contributions made on a Participant’s behalf under the Plan, plus his other elective deferrals under any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer or an Affiliate, under a simplified employee pension (as defined in Code Section 408(k)) sponsored by the Employer or an Affiliate, or used to have the Employer or an Affiliate purchase an annuity contract on his behalf under Code Section 403(b), exceed the limitation of paragraph (1), then he shall be deemed to have notified the Plan Administrator that: (i) he has exceeded the limitation and (ii) he wants distributed to him the amount of such excess deferrals (as adjusted for Allocable Income/Loss) notwithstanding the salary reduction agreement so that he will not exceed the limitation. No later than the next April 15, the Plan Administrator may (but shall not be obligated to) make the distribution requested, or deemed to have been requested, by him under this subparagraph. Such distribution may be made notwithstanding any other provision of law or this Plan. Except as otherwise provided by applicable Regulations, such distribution shall not reduce the amount of Regular Pre-Tax Contributions considered as annual additions under Section 4.7. Any amounts not distributed under this subparagraph shall continue to be held in accordance with the terms of the Plan.

(B) After a distribution of excess Regular Pre-Tax Contributions (if any) under subparagraph (A), Employer Matching Contributions made with respect to such distributed Regular Pre-Tax Contributions (if any) shall be withdrawn (with Allocable Income/Loss thereon) from such Participant’s Employer Matching Sub-Account and applied to reduce future Employer Matching Contributions under Section 3.2.

          (C) “Allocable Income/Loss” means, with respect to contributions that must be returned to a Participant or forfeited under any of the limitations of Articles III and IV, the income or loss allocable to such contributions for the Plan Year. Income or loss may be determined by any reasonable method for computing income or loss if the method is used consistently for all Participants and all corrective distributions under the Plan for the Plan Year, and is the same method used by the Plan for allocating income or loss to Participants’ Accounts.

          (3) Catch-Up Pre-Tax Contributions exceeding the limitations of Code Section 414(v) shall be returned to the Participant under rules similar to those described in subparagraphs (1) and (2) above. Employer Matching Contributions made with respect to excess Catch-Up Pre-Tax Contributions shall be treated as provided in subparagraph (2)(B) above.

3.2 Employer Matching Contributions

          (a) The Employer shall make Employer Matching Contributions to the Trust Fund equal to 100% of the Employee Pre-Tax Contributions made by each Eligible Employee with respect to each payroll period, but taking into account only those Employee Pre-Tax Contributions made by him with respect to such payroll period which are made at a rate that does not exceed 4% of his Deferral Compensation (but only up to the Code Section 401(a)(17)(B) limit). Employer Matching Contributions may be made, at the discretion of Quest Diagnostics, solely in cash, solely in Quest Diagnostics Common Stock or in a combination of cash and Quest Diagnostics Common Stock.

          (b) The Employer Matching Contributions shall be invested in accordance with the Investment Option specification designated by the Eligible Employee for the investment of Regular Pre-Tax Contributions and shall be credited to his Employer Matching Sub-Account.

3.3 Discretionary Contributions

          An Employer, in its sole discretion, may elect for any Plan Year to make a Discretionary Contribution in an amount expressed as a percentage of Deferral Compensation and which shall be allocated in accordance with Section 4.6. The Employer also shall contribute such Discretionary Contributions as may be required by Section 11.2. Discretionary Contributions may be made, at the discretion of Quest Diagnostics, solely in cash, solely in Quest Diagnostics Common Stock or in a combination of cash and Quest Diagnostics Common Stock. Discretionary Contributions shall be invested in accordance with the Investment Option specification, if any, designated by the Participant for the investment of Regular Pre-Tax Contributions and otherwise shall be invested in the applicable qualified default investment alternative specified by the Investment Committee, unless and until he makes a different Investment Option specification pursuant to Section 7.4. If Discretionary Contributions are made, the Plan Administrator shall establish an appropriate sub-account to which such contributions shall be credited.

3.4 Rollover Contributions

          (a) An Employee (regardless of whether he has satisfied the initial eligibility requirements of Section 2.1) may, by making an Appropriate Request, request to make a rollover contribution to the Plan from the type of plans described in subsection (b) below.

          (b) (1) The Plan will accept a direct rollover of an eligible rollover distribution, as defined in Code Section 402(f)(2)(A), from:

(A) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions;

(B) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; or

          (C) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state but excluding after-tax employee contributions.

(2) The Plan will accept an Employee’s contribution of an eligible rollover distribution, as defined in Code Section 402(f)(2)(A), from:

(A) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions;

(B) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions;

          (C) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state but excluding after-tax employee contributions.

          (3) The Plan will accept an Employee’s rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is a “conduit IRA” (i.e., an individual retirement account or annuity that solely holds amounts that were rolled over from a qualified retirement plan and earnings or losses on such amounts).

          (c) The Plan Administrator may require the Employee requesting to make a rollover contribution to provide whatever documentation and/or certifications the Plan Administrator deems necessary to reasonably conclude that the rollover contribution satisfies the conditions set forth in subsection (b) above.

          (d) Rollover contributions must be in cash; in-kind contributions are not permitted. Such a contribution shall be credited to the Employee’s Rollover Sub-Account and shall be 100% vested at all times. The rollover contribution of an Employee who has not satisfied the initial eligibility requirements of Section 2.1 shall be invested in the applicable qualified default investment alternative specified by the Investment Committee, unless and until he makes a different Investment Option specification pursuant to Section 7.4. The rollover contribution of an Eligible Employee shall be invested in accordance with his outstanding Investment Option specification, if any.

          (e) If the Plan Administrator, after reasonably concluding that a rollover contribution made by an Employee met the conditions set forth in subsection (b) above, later determines that the contribution did not meet those conditions, it shall direct the Trustee to distribute to the Employee the amount of such rollover contribution, plus any earnings or losses attributable thereto, within a reasonable time after such determination.

3.5 Maximum Deductible Contribution

          In no event shall the Employer be obligated to make a Contribution for a Plan Year in excess of the maximum amount deductible by it under Code Section 404.

3.6 Actual Deferral Percentage Test Safe Harbor

          Effective with the Plan Year commencing January 1, 2009, this Plan shall be deemed to meet the requirements of Code Section 401(k)(3)(A)(ii) (the “ADP Test”) since: (1)(A) the rate of Employer Matching Contributions does not increase as an Employee’s rate of Employee Pre-

Tax Contributions increases, (B) the aggregate amount of Employer Matching Contributions at each rate of Employee Pre-Tax Contributions is at least equal to the aggregate amount of Employer Matching Contributions which would be made if Employer Matching Contributions were made on the basis of the percentages described in Code Section 401(k)(12)(B)(i), and (C) the rate of Employer Matching Contributions with respect to any Employee Pre-Tax Contributions of a Highly Compensated Employee at any rate of Employee Pre-Tax Contributions is not greater than that with respect to an Employee who is not a Highly Compensated Employee; and (2) the Plan Administrator provides each Eligible Employee, within a reasonable period before the Plan Year begins (or within a reasonable period before he becomes an Eligible Employee), written notice of his rights and obligations under the Plan sufficiently accurate and comprehensive to appraise him of such rights and obligations and written in a manner calculated to be understood by the average Eligible Employee.

          Notwithstanding that the Plan is intended to be a “safe harbor” 401(k) plan with respect to Employee Pre-Tax Contributions made on or after January 1, 2009, the provisions of the remainder of this Section 3.6 shall be applicable to Participants during such period as they are able to make Employee Pre-Tax Contributions but are not eligible to receive Employer Matching Contributions. The Plan shall satisfy the ADP Test with respect to such Participants. For this purpose, the Plan shall use the current year testing method.

3.7 Payment of Contributions to Trustee

          Unless an earlier time for contribution is specified elsewhere in this Plan, in all events the Employer shall pay to the Trustee its Contributions for each Plan Year within the time prescribed by law, including extensions of time for the filing of its federal income tax return for the Employer’s taxable year during which such Plan Year ended.

3.8 Employee After-Tax Contributions

          No Participant shall be permitted to make after-tax contributions under the Plan.

3.9 Actual Contribution Percentage Test Safe Harbor

          Effective with the Plan Year commencing January 1, 2009, this Plan shall be deemed to meet the requirements of Code Section 401(m)(2) (the “ACP Test”) since: (1)(A) the rate of Employer Matching Contributions does not increase as an Employee’s rate of Employee Pre-Tax Contributions increases, (B) the aggregate amount of Employer Matching Contributions at each rate of Employee Pre-Tax Contributions is at least equal to the aggregate amount of Employer Matching Contributions which would be made if Employer Matching Contributions were made on the basis of the percentages described in Code Section 401(k)(12)(B)(i), and (C) the rate of Employer Matching Contributions with respect to any Employee Pre-Tax Contributions of a Highly Compensated Employee at any rate of Employee Pre-Tax Contributions is not greater than that with respect to an Employee who is not a Highly Compensated Employee; (2) the Plan Administrator provides each Eligible Employee, within a reasonable period before the Plan Year begins (or within a reasonable period before he becomes eligible for Employer Matching Contributions), written notice of his rights and obligations under the Plan sufficiently accurate and comprehensive to appraise him of such rights and obligations and written in a manner calculated to be understood by the average Eligible Employee; and (3) Employer Matching Contributions on behalf of an Employee may not be made with respect to his Employee Pre-Tax Contributions in excess of 6% of his Deferral Compensation.

3.10 USERRA

          Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with the provisions of USERRA and Code Section 414(u). An Employee who is absent from employment solely by reason of Qualified Military Service shall be subject to the following special rules and have the privileges described below:

          (a) If, at the time of the commencement of his absence for Qualified Military Service, the Employee was not yet a Participant solely by reason of his failure to satisfy the minimum service requirements of the Plan, he shall be deemed to have become a Participant as of the Entry Date on which he would otherwise have become a Participant had such employment not been interrupted by Qualified Military Service.

          (b) Solely for the purposes of determining all limitations applicable under the Plan and the Code, all “make-up contributions” by the Participant or the Employer pursuant to this Section shall be deemed to be made in the Plan Year in which originally missed. For the purposes of applying these limitations, the Participant will be imputed with Compensation in an amount equal to the amount he would have earned during his period of Qualified Military Service in the Plan Year (or the fraction thereof) had he been employed through the entirety of such period as an Eligible Employee at his regular rate of wages or salary in effect (including any contractual holiday, vacation or sick pay, contractual bonuses and other contractual direct remuneration) immediately prior to the commencement of such Qualified Military Service.

          (c) A Participant who resumes employment with the Employer following Qualified Military Service within the time during which his reemployment rights are protected by the provisions of USERRA shall be entitled to make up missed Employee Pre-Tax Contributions which he could have made but for such Qualified Military Service at any time during the period commencing with his resumption of employment with the Employer (whether or not then an Employee eligible to participate in the Plan) and ending on the earliest to occur of: (1) the date that occurs five (5) years from the date on which such Qualified Military Service absence commenced; (2) the date on which his employment terminates after having been resumed following Qualified Military Service; or (3) the date that occurs after a passage of time commencing on his resumption of employment following Qualified Military Service which is equal to three (3) times the duration of such absence for Qualified Military Service. Any such “make-up” Employee Pre-Tax Contributions shall be made by payroll withholding unless otherwise permitted by applicable Regulations.

          (d) To the extent that the Employer is required to make contributions to the Plan for a Participant in order to comply with the provisions of USERRA and Code Section 414(u), such contributions shall be made when he presents himself to resume services as an Employee of an Employer or an Affiliate within the time his reemployment rights are protected by federal law.

          (e) To the extent a Participant makes “make-up” Employee Pre-Tax Contributions described in paragraph (c) above, the Employer shall contribute for allocation to his Employer Matching Contributions Account an amount equal to the Employer Matching Contributions that would have been made for his benefit if his make-up Elective Deferral Contributions had been made at the time his imputed Compensation would have been earned (without adjustment to reflect investment gains or losses or income or expenses that would have been attributable thereto).

          (f) If a Participant dies while in Qualified Military Service, his Beneficiary shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then on the following day severed from employment on account of death.

          (g) Effective January 1, 2009:

          (1) if a Participant in Qualified Military Service elects to receive a distribution from the Plan on account of his severance from employment pursuant to Section 6.6(d), he shall not be permitted to make Employee Pre-Tax Contributions during, or to “make-up” Employee Pre-Tax Contributions with respect to, the six-month period beginning on the date of the distribution; and

          (2) a Participant in Qualified Military Service receiving a differential wage payment (as defined in Code Section 3401(h)(2)) shall be treated as an Employee of the Employer making the payment, and the differential wage payment shall be treated as Section 415 Compensation and as Deferral Compensation.

3.11 Corrective Contributions

          (a) If it becomes necessary to correct a failure to follow the provisions of the Plan, to correct mistakes made in amounts distributed from or credited to Accounts, to restore the portion of an Account that was forfeited pursuant to any provision of the Plan or if an Employee should have been included as a Participant but is mistakenly excluded for any reason, correction or restoration shall first be made out of Employer contributions and forfeitures and then out of Trust Fund earnings for the Plan Year in question, but only to the extent that such amounts have not already been allocated under the provisions of the Plan. Any additional amounts needed may be provided by a special contribution to the Plan which the Employers, in their sole discretion (but subject to the applicable limitations on deductible contributions and maximum annual additions and considering the rules on deductibility under Code Section 162), may elect to make. Any such correction of mistake or special contribution shall be corrected, allocated or credited in the fashion specified by the Plan Administrator.

          (b) The provisions of this subsection (b) shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this subsection applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if he had not previously elected to make Pre-Tax Contributions pursuant to Section 3.1 but, within 30 days of the date he receives notice of the provisions of this Section, makes an election to make Pre-Tax Contributions in accordance with Section 3.1 (retroactive to any date as of which he was or has become eligible to do so), then he may elect that any Pre-Tax Contributions not previously made on his behalf but which, after application of the foregoing provisions of this subsection, would have been made under the provisions of Article III shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Matching or Discretionary Contributions under the provisions of Articles III or XI for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make Employer Matching and Discretionary Contributions equal to the amount of the Employer Matching and Discretionary Contributions (respectively) which would have been allocated to him under the provisions of Articles III or XI as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to his Account. Any additional contributions made pursuant to this subsection shall be made in accordance with, and subject to the limitations of, the applicable provisions of the Plan.

ARTICLE IV

ALLOCATIONS TO ACCOUNTS

4.1 Accounts

          (a) The Plan Administrator shall establish and maintain a recordkeeping Account in the name of each Participant, including the following recordkeeping sub-accounts to which the Plan Administrator shall credit all amounts allocated to each such Participant under this Article IV and earnings or losses thereon: an Employee Regular Pre-Tax Sub-Account, an Employee Pre-Tax Catch-Up Sub-Account and an Employer Matching Sub-Account. The Plan Administrator also shall maintain such other recordkeeping sub-accounts as the Participant may have pursuant to Appendix B or Appendix C, and such other recordkeeping sub-accounts, e.g., a Transfer Sub-Account, as may be authorized by the Plan Administrator for a Participant individually or for Participants generally.

          (b) The maintenance of separate Accounts shall not require a segregation of the Trust assets and no Participant shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan or by reason of the maintenance of Accounts.

4.2 Valuation of Accounts

          A Participant’s Account (or applicable sub-account thereof) shall be valued at fair market value as of each business day of the Plan Year (the “Valuation Date”). As of each such Valuation Date, the earnings or losses of the Trust Fund shall be allocated to each affected Participant’s Account (or applicable sub-account thereof) pursuant to a consistent non-discriminatory method.

4.3 Notification of Account Balance

          As of the last day of each calendar quarter, and at such other times as the Plan Administrator may direct, the Plan’s recordkeeper shall notify each Participant of the amount of

Contributions credited to his Account for the period just completed and the balance of his Account, including any distributions, loans and withdrawals or expenses charged to his Account since the effective date of the last such statement.

4.4 Allocation of Employee Pre-Tax Contributions

          An Eligible Employee’s Regular Pre-Tax Contributions under Section 3.1(a) shall be allocated to his Employee Regular Pre-Tax Sub-Account and invested in accordance with his outstanding Investment Option specification. An Eligible Employee’s Catch-Up Pre-Tax Contributions under Section 3.1(b) shall be allocated to his Employee Pre-Tax Catch-Up Sub-Account and invested in accordance with his outstanding Investment Option specification.

4.5 Allocation of Employer Matching Contributions

          As of the end of each payroll period, the Employer Matching Contributions made on behalf of an Eligible Employee under Section 3.2 shall be allocated to his Employer Matching Sub-Account and shall be invested in accordance with the Investment Option specification designated by him for the investment of Regular Pre-Tax Contributions. Notwithstanding the preceding sentence, any Employer Matching Contributions with respect to recharacterized Regular Pre-Tax Contributions shall be made as soon as administratively practicable following the end of the Plan Year for which the Regular Pre-Tax Contributions were originally designated as Catch-Up Pre-Tax Contributions.

4.6 Allocation of Discretionary Contributions and Forfeitures

          (a) Any Discretionary Contributions under Section 3.3 shall be allocated among those Participants who are actively employed on the last day of the Plan Year in proportion to their respective Deferral Compensation (as limited by Code Section 401(a)(17)(B)) for the Plan Year.

          (b) Any forfeitures arising under Section 5.5 shall be used first to restore reemployed Participants’ prior forfeitures pursuant to Section 5.5 and then shall be applied either to reduce

Employer contributions to the Plan (including corrective allocations made to the Plan and earnings on such corrective allocations) or to pay Plan expenses.

4.7 Maximum Additions

(a)	For purposes of this Section, the following terms have the following meanings:

	(1)	“Annual additions” means for any Limitation Year (as defined below):

(A)

The sum of the following amounts credited to a Participant’s account in all qualified defined contribution plans (including an annuity contract described in Code Section 403(b)) maintained by the Employer or an Affiliate (or a predecessor employer as defined in Regulation §1.415(f)-1(c)):

(i)

Employer contributions, even if such Employer contributions are excess contributions (as described in Code Section 401(k)(8)(B)) or excess aggregate contributions (as described in Code Section 401(m)(6)(B)), or such excess contributions or excess aggregate contributions are corrected through distribution;

			(ii)	Employee contributions, including mandatory contributions (as defined in Code Section 411(c)(2)(C) and Regulations thereunder) and voluntary employee contributions;

			(iii)	Forfeitures;

(iv)

Contributions allocated to any individual medical account, as defined in Code Section 415(1)(2), that is part of a pension or annuity plan established under Code Section 401(h) and maintained by the Employer or an Affiliate;

(v)

Amounts attributable to post-retirement medical benefits allocated to a separate account for any Employee who, at any time during the Plan Year or any preceding Plan Year, is or was a key employee pursuant to Code Section 419A(d)), maintained by the Employer or an Affiliate; and

(vi)

Effective as of January 1, 2008, the difference between the value of any assets transferred to the Plan and the consideration, where an Employee or the Employer transfers assets to the Plan in exchange for consideration that is less than the fair market value of the assets transferred to the Plan.

(B)	Notwithstanding the foregoing, a Participant’s annual additions do not include the following:

(i)

The restoration of his accrued benefit by an Employer in accordance with Code Sections 411(a)(3)(D) or (7)(C) or resulting from the repayment of cashouts (as described in Code Section 415(k)(3)) under a governmental plan (as defined in Code Section 414(d)) for the Limitation Year in which the restoration occurs, regardless of whether the Plan restricts the timing of repayments to the maximum extent allowed by Code Section 411(a);

	(ii)	Catch-Up Pre-Tax Contributions made in accordance with Code Section 414(v) and Regulation §1.414(v)-1;

(iii)

A payment made to restore some or all of the Plan’s losses resulting from an action (or a failure to act) by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan;

(iv)	Excess elective deferrals distributed in accordance with Regulation §§1.402(g)-1(e)(2) or (3);

(v)	Rollover Contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16));

(vi)	Repayments of loans made to the Participant from the Plan;

(vii)

Repayments of prior Plan distributions described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3);

(viii)	The direct transfer of a benefit or employee contributions from a qualified plan to a defined contribution plan;

(ix)	The reinvestment of dividends on employer securities under an employee stock ownership plan pursuant to Code Section 404(k)(2)(A)(iii)(II); and

(x)	Employee contributions to a qualified cost of living arrangement as defined in Code Section 415(k)(2)(B).

          (2) “Limitation Year” means the Plan Year unless changed by a Plan amendment. Notwithstanding the preceding, if the Plan is terminated effective as of a date other than the last day of the Limitation Year, the Plan shall be treated as if amended to change its Limitation Year.

(b) Code Section 415 Limit

          (1) Notwithstanding anything herein to the contrary, in no event may the annual additions (except for Catch-Up Pre-Tax Contributions under Code Section 414(v)) made with respect to a Participant for a Limitation Year under the Plan and any other defined contribution plan, within the meaning of Code Section 415(c), maintained by an Employer or an Affiliate exceed the lesser of $40,000 (as adjusted pursuant to Code Section 415(d)) or 100% of his annual Section 415 Compensation from the Employer or an Affiliate for the Limitation Year. The compensation limitation referred to in the preceding sentence shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition under Code Sections 415(a)(2) or 415(l)(1). In the event a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-

consecutive month period, the maximum amount indicated above shall be reduced pro rata in accordance with the number of months in the short Limitation Year.

          (2) If due to a reasonable error in calculating a Participant’s Section 415 Compensation for a Plan Year, due to the allocation of forfeitures or such other facts and circumstances as may justify the availability of this special rule, as determined by the Internal Revenue Service (“IRS”), the annual additions to the Participant’s Account under this Plan and any other defined contribution plan of the Employer exceeds the limitations of paragraph (1) for a Limitation Year, then the excess amounts may be corrected only in accordance with the IRS Employee Plans Compliance Resolution System (“EPCRS”) as set forth in Revenue Ruling 2008-50 or any superseding guidance including, but not limited to, the preamble to the final Code Section 415 Regulations as published in the Federal Register on April 5, 2007.

(3) The provisions of Code Section 415 and Regulations thereunder are hereby incorporated by reference to the extent not provided above.

4.8 Plan Aggregation and Disaggregation under Code Section 415.

          (a) For purposes of applying the limitations of Section 4.7, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the “employer” (or a “predecessor employer”) under which the Participant receives annual additions are treated as one plan. The “employer” means an Employer that adopts this Plan and its Affiliates, except that for purposes of Section 4.7 and this Section, the determination will be made by applying Code Section 415(h) and will take into account tax-exempt organizations under Regulation §1.414(c)-5, as modified by Regulation §1.415(a)-1(f)(1). For purposes of this subsection (a):

(1) A former employer is a “predecessor employer” with respect to a participant in a plan maintained by an employer if the employer maintains a plan under which the participant had accrued a benefit while performing services for the former employer, but only if that benefit is provided under the plan maintained by the employer. For this purpose, the formerly affiliated plan rules in Regulation §1.415(f)-1(b)(2) apply as if the employer and the predecessor employer constituted a single employer under the rules described in Regulation §§1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted unrelated employers under the rules described in Regulation §§1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation), and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or of plan sponsorship.

          (2) With respect to an employer of a Participant, a former entity that antedates the employer is a “predecessor employer” with respect to the Participant if, under the facts and circumstances, the employer is a continuation of all or a portion of the trade or business of the former entity for which the Participant performed services.

          (b) For purposes of aggregating plans under Code Section 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code Section 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation §§1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation §§1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation §§1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation §§1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

          (c) Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and regulations thereunder as of the first day of a Limitation Year do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the Limitation Year merely because they are aggregated later in that Limitation Year, provided that no annual additions are credited to the Participant’s account after the date on which the plans are required to be aggregated.

ARTICLE V

DISTRIBUTIONS

5.1 Normal Retirement

          Upon the retirement of a Participant on or after attaining his Normal Retirement Age, the value of his entire Account (as determined under Section 4.2) automatically shall become 100% vested and shall become payable as soon as administratively feasible following his retirement. The Plan Administrator shall thereupon direct the Trustee to distribute to the retiring Participant such amount in accordance with Section 5.6.

5.2 Disability

          Upon the Total and Permanent Disability of a Participant prior to his Severance from Service Date, the value of his entire Account (as determined under Section 4.2) automatically shall become 100% vested. As soon as administratively feasible following a Participant’s Total and Permanent Disability, the Plan Administrator shall direct the Trustee to distribute to the Participant such amount in accordance with Section 5.6. Notwithstanding the preceding sentence, pursuant to Section 5.7(b), consent of the Participant may be required before distribution can be made.

5.3 Death Before Retirement or Severance from Employment

          (a) Upon the death of a Participant before his Severance from Service Date, the value of his entire Account (as determined under Section 4.2) automatically shall become 100% vested and shall become payable in accordance with subsection (b). The Plan Administrator shall direct the Trustee to distribute to his Beneficiary such amount in accordance with Section 5.6. After his death and before distribution of his Account balance, his Beneficiary is entitled to select the Investment Options in which the Account will be invested in accordance with the rules then applicable to Participant selection of Investment Options.

          (b) The Beneficiary shall receive the value of the Account (other than the Money Purchase Pension Plan Sub-Account, if any, and any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C) in a lump sum or in installments under Section 5.6(c) as soon as administratively feasible, unless the Beneficiary defers the distribution subject to Section 5.8(c). The provisions of Appendix D apply to the Money Purchase Pension Plan Sub-Account (and any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C) if a Participant dies with his surviving spouse as Beneficiary.

5.4 Death After Retirement or Severance from Employment

          (a) Upon the death of a Participant who has retired or otherwise severed from employment but who has not received (or begun receiving) his benefit pursuant to the Plan, the value of the vested portion of his Account (as determined under Sections 5.5(b)(2) and 4.2) shall become payable in accordance with subsection (b). For a Participant who has begun benefit payments under the Plan, the provisions of such form of distribution shall control payments upon his death. After his death and before distribution of his entire vested Account balance, his Beneficiary is entitled to select the Investment Options in which the Account will be invested in accordance with the rules then applicable to Participant selection of Investment Options.

          (b) The Beneficiary shall receive the value of the vested portion of the Account (other than the Money Purchase Pension Plan Sub-Account, if any, and any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C) in a lump sum or in installments under Section 5.6(c) as soon as administratively feasible, unless the Beneficiary defers the distribution subject to Section 5.8(c). The provisions of Appendix D apply to the Money Purchase Pension Plan Sub-Account (and any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C) if a Participant dies with his surviving spouse as Beneficiary.

5.5 Severance from Employment

          (a) Reduction-in-Force — Upon the termination of employment of a Participant due to a reduction-in-force, as determined by the Plan Administrator, the value of his entire Account (as determined under Section 4.2) automatically shall become 100% vested.

(b) (1) Upon his severance from employment for any reason other than retirement under Section 5.1; disability under Section 5.2; death under Section 5.3; reduction-in-force under subsection (a) above; or a termination, partial termination or deemed partial termination of the Plan under Section 9.2, a Participant shall be entitled to a distribution of the value of the vested portion of his Account (as determined under paragraph (b)(2) below and Section 4.2).

          As soon as administratively feasible following a Participant’s severance from employment, the Plan Administrator shall direct the Trustee to distribute to such Participant the value of the vested portion of his Account. Notwithstanding the preceding sentence, pursuant to Section 5.7(b), consent of the Participant may be required before distribution can be made. However, if a Participant who severed his employment with an Employer is reemployed by an Employer or an Affiliate prior to receiving a distribution of his Account, he shall not be entitled to a distribution as provided in this Section 5.5 due to such severance, but shall be entitled to a distribution as determined herein upon a subsequent severance from employment for any reason.

(2) (A) A Participant always has a 100% vested percentage in his Employee Pre-Tax Contributions, Rollover Contributions, Employer Matching, Money Purchase Pension Plan, Vested Quest Diagnostics Common Stock

Dividend and Vested Money Purchase Pension Plan Dividend Sub-Accounts, as applicable.

(B) A Participant shall have a vested percentage in the balance of his Employer Prior Plan Matching Contributions made before 2009 determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest

Less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

(C) A Participant shall have a vested percentage in the balance of Employer Discretionary Contributions (if any) made after 2008 determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest

Less than 2 years	0%
2 but less than 3 years	20%
3 but less than 4 years	40%
4 but less than 5 years	60%
5 but less than 6 years	80%
6 or more years	100%

          (D) Notwithstanding the foregoing, if a Participant is employed by an Employer or an Affiliate on the date he attains his Normal Retirement Age, the date of determination of his Disability or the date he dies, he shall be 100% vested in his entire Account.

          (c) In General — Any portion of a Participant’s Account in which he is not vested upon his Severance from Service Date for any reason will be forfeited as of the earlier of:

(1)	the last day of the Plan Year in which the Participant incurs five (5) consecutive One-Year Periods of Severance; or

(2)	the distribution of the balance of the Participant’s entire vested Account.

                    For purposes of paragraph (2) above, a terminated Participant who has no vested benefit in his Account (other than a Rollover Contributions Sub-Account) is deemed to have received a distribution of the balance of his entire vested Account as of his Severance from Service Date.

          (d) Withdrawal of Vested Portion — If a withdrawal is made at a time when a Participant has a vested right to less than 100% of the value of his entire Account and the non-vested portion of his Account has not yet been forfeited pursuant to paragraph (c) above:

(1)	separate sub-accounts shall be established for the Participant’s interest in his non-vested sub-accounts as of the time of distribution; and

(2)	at any relevant time the Participant’s vested portion of the separate sub-accounts shall be an amount (“X”) determined by the formula:

X=P(AB+ (RxD))-(RxD).

For purposes of the above formula: P is the vested percentage at the relevant time; AB is the particular sub-account balance at the relevant time; D is the amount of the distribution; and R is the ratio of such sub-account balance at the relevant time to such sub-account balance after distribution.

          (e) Application of Forfeitures — Forfeitures occurring during the Plan Year first shall be used to reinstate previously forfeited sub-accounts of reemployed Participants, if any, and any remaining forfeitures then will be used either to reduce Employer Contributions (only Employer Discretionary Contributions (if any), effective January 1, 2011) to the Plan or to pay Plan expenses.

          (f) Restoration of Forfeitures

          (1) Notwithstanding anything herein to the contrary, if a Participant forfeits any portion of his Account pursuant to this Section but returns to the employ of an Employer or an Affiliate, the amount forfeited will be recredited to his Account if he repays to the Plan the full amount of the prior distribution from his Account, without interest, prior to the earlier of:

(A) five (5) consecutive One-Year Periods of Severance; or

(B) the 5th anniversary of his Reemployment Commencement Date.

          In the case of a Participant whose Severance from Service Date occurred prior to his earning a vested interest in his Account (other than a Rollover Contributions Sub-Account) and who was deemed to have received a distribution of such vested interest under paragraph (c) above, the amount forfeited will be recredited to his Account if he is reemployed by an Employer or an Affiliate prior to incurring five (5) consecutive One-Year Periods of Severance.

          (2) A Participant’s vested percentage in the amount recredited under this paragraph (f) will thereafter be determined under the terms of the Plan as if no forfeiture had previously occurred. The monies required to effect the restoration of a Participant’s Accounts shall come from other Participant’s Accounts forfeited in accordance with this Section or, if necessary, additional Employer contributions.

          (g) If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s vested percentage, each Participant who has completed three (3) or more Years of Vesting Service, may elect, within the period described below, to have his vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter or, if later, 60 days after the later of:

                    (1) the date on which such amendment becomes effective; and

                    (2) the date on which the Participant is issued written notice of such amendment by the Plan Administrator.

          For purposes of this subsection (g), a Participant will be considered to have completed three (3) Years of Service if he has completed three (3) Years of Service, whether or not consecutive, without regard to the exceptions contained in Code Section 411(a)(4).

5.6 Method of Payment

          (a) Normal Form

          (1) The normal form of distribution under the Plan is a lump sum. All Participants are subject to this paragraph except such Participants as described in paragraph (3) who have a portion of their vested Account attributable to the Money Purchase Pension Plan Sub-Account (or any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C). Lump sum payments from investments held in the Quest Diagnostics Incorporated Stock Fund may be distributed in cash or in Quest Diagnostics Common Stock, at the election of the Participant. In the absence of a valid election on the part of the Participant, payments from investments held in the Quest Diagnostics Incorporated Stock Fund will be distributed in cash. Payments from other investments will be made only in cash.

          (2) During the 180-day period ending on the day his distribution commences, a Participant may elect to have his Plan benefit paid in the normal form under paragraph (1) or in one of the options under subsection (c) in lieu of the normal form.

(b) Election Procedures

          (1) During the 180-day period ending on the day his distribution commences, a Participant may elect to have his benefit hereunder paid in the normal form under subsection (a) or in one of the options under subsection (c) in lieu of the normal form.

          (2) A Participant who desires to have his benefit hereunder paid under one of the options under subsection (c) shall make such an election by making an Appropriate Request. An election by a Participant to receive his retirement benefit under one of the options provided in subsection (c) may be revoked by such Participant at any time and any number of times during the 180-day period ending on the day his benefit payments commence. After retirement benefit payments have commenced, no elections or revocations of an optional method will be permitted under any circumstances.

(c) Available Options

          (1) Monthly, quarterly or annual installments from the Trust Fund over a period not to exceed the lesser of: (A) 10 years; or (B) the life expectancy of the Participant or the joint life expectancies of him and his Beneficiary, in either case determined at the time payments commence. Life expectancies shall be determined when payments commence and shall not thereafter be recalculated. Installment payments shall be made pro-rata from the various sub-accounts within his Account.

          (2) An annuity contract, purchased from an insurance company (or similar source) by the Investment Committee utilizing the value of the vested portion of the Participant’s Account, which provides for equal monthly payments over his lifetime and which contains such other terms and provisions as may be approved in writing by him or as may be required under applicable Regulations.

          (3) An annuity contract, purchased from an insurance company (or similar source) by the Investment Committee utilizing the value of the vested portion of the Participant’s Account, which provides for equal monthly payments over his lifetime and for such monthly payments (or one-half (½) or three-quarters(¾) thereof) to be continued after his death to his Beneficiary over the lifetime of the Beneficiary. If his Beneficiary is not living at the time of his death, no additional benefit shall be payable hereunder. Such annuity contract shall contain such other terms and provisions as may be approved in writing by him or as may be required under applicable Regulations.

          (4) An annuity contract, purchased from an insurance company (or similar source) by the Investment Committee utilizing the value of the vested portion of the Participant’s Account, which provides for equal monthly payments over his lifetime and in the event of his death before 120 monthly payments have been made, such payments shall be continued to his Beneficiary until the remainder of the 120 monthly payments have been made. Such annuity contract shall contain such other terms and provisions as may be approved in writing by him or as may be required under applicable Regulations. (This option is not available to a Beneficiary.)

5.7 Cash-Outs; Consent

          (a) If a Participant retires under Section 5.1, becomes disabled under Section 5.2 or severs from employment under Section 5.5 and the value (as determined under Section 4.2) of the vested portion of his Account does not exceed $1,000 as of the first Valuation Date (and its confirmation date) thereafter upon which such Account is valued for purposes of determining if it exceeds $1,000, the Plan Administrator shall direct the Trustee to distribute to him such amount in accordance with Section 5.6(a) as soon as administratively feasible following such Valuation Date (and its confirmation date). If the value of the vested portion of his Account exceeds $1,000 upon such Valuation Date (or its confirmation date), but is $1,000 or less as of any subsequent Valuation Date upon which such Account is valued for purposes of determining if it exceeds $1,000, the Plan Administrator shall direct the Trustee to distribute to him such amount in accordance with Section 5.6(a) as soon as administratively feasible following such Valuation Date. For purposes of this Section 5.7(a), the value of a Participant’s Account shall be determined by including that portion of the account that is attributable to rollover contributions (and earnings attributable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

          (b) If a Participant becomes disabled under Section 5.2 or severs from employment under Section 5.5 and the value (as determined under Section 4.2) of the vested portion of his Account exceeds $1,000 (and such value exceeds $1,000 as of each subsequent Valuation Date (or its confirmation date) upon which such Account is valued for purposes of determining if it exceeds $1,000), then no distribution shall be made prior to his “required beginning date” under Section 5.8(f)(5) unless he consents to the making of such distribution through an Appropriate Request. Distribution shall commence no later than 90 days from the date his written consent is obtained. He shall be given a notice of the right to defer any distribution until his “required beginning date” under Section 5.8(f)(5). Such notification shall be addressed no less than 30 days and no more than 180 days prior to the date distribution commences. Notwithstanding the preceding sentence, distribution may commence less than 30 days after the notification was addressed, as long as the notification informs him that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution.

5.8 Payment of Benefits

          (a) Except as provided in subsection (b), in the event a Participant’s Account shall be due and payable under this Article V and he has not elected otherwise in accordance with the

Plan, the payment to him of his Account shall begin not later than 60 days after the close of the Plan Year in which occurs the latest of:

(1) the date on which he attains age 65;

(2) the 10th anniversary of the date on which he commenced participation in the Plan; and

(3) his severance from employment with the Employer.

          (b) The requirements of subsections (b) – (f) of this Section 5.8 will apply for purposes of determining required minimum distributions and will take precedence over any inconsistent provisions of the Plan. All distributions required under subsections (b) – (f) will be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirements of Code Section 401(a)(9)(G).

(c) (1) The Participant’s entire interest will be, or will begin to be, distributed to him no later than his required beginning date.

(2) As of the first distribution calendar year, distributions, if not made in a single-sum, may be made only over one of the following periods (or a combination thereof):

(A) his life;

(B) the lives of him and his designated beneficiary;

(C) a period certain not extending beyond his life expectancy; or

(D) a period certain not extending beyond the joint and last survivor expectancy of him and his designated beneficiary.

(3) If he dies before distributions begin, his entire interest will be, or will begin to be, distributed no later than as follows:

          (A) If his surviving spouse is his sole designated beneficiary, then except as provided in (D) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which he died, or by December 31 of the calendar year in which he would have attained age 70½, if later.

          (B) If his surviving spouse is not his sole designated beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which he died.

          (C) If there is no designated beneficiary as of the date of his death who remains a beneficiary as of September 30 of the year following the year of his death, his entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of his death.

          (D) If his surviving spouse is his sole designated beneficiary and the surviving spouse dies after him but before distributions to the surviving spouse begin, this paragraph (3), other than subparagraph (A), will apply as if the surviving spouse were the Participant.

          For purposes of this subsection (c)(3) and subsection (e), unless subparagraph (D) above applies, distributions are considered to begin on his required beginning date. If distributions under an annuity purchased from any insurance company irrevocably commence to him before his required beginning date (or to his surviving spouse before the date distributions are required to begin under subparagraph (A)), the date distributions are considered to begin is the date distributions actually commence.

          (4) Unless his interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (d) and (e) of this Section 5.8. If his interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and Regulations thereunder.

(d) (1) During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

          (A) the quotient obtained by dividing his account balance by the distribution period in the Uniform Lifetime Table in Regulation §1.401(a)(9)-9, using his age as of his birthday in the distribution calendar year; or

          (B) if his sole designated beneficiary for the distribution calendar year is his spouse, the quotient obtained by dividing his account balance by the number in the Joint and Last Survivor Table in Regulation §1.401(a)(9)-9, using their attained ages as of their birthdays in the distribution calendar year.

          (2) Required minimum distributions will be determined under this subsection (d) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the date of his death.

(e)	(1)

(A) If the Participant dies on or after the date required distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of his death is the quotient obtained by dividing his account balance by the longer of his remaining life expectancy or the remaining life expectancy of his designated beneficiary, determined as follows:

(i)	His remaining life expectancy is calculated using his age in the year of death, reduced by one for each subsequent year.

(ii)

If his surviving spouse is his sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of his death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)

If his surviving spouse is not his sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of his death, reduced by one for each subsequent year.

          (B) If the Participant dies on or after the date required distributions begin and there is no designated beneficiary as of his death who remains a beneficiary as of September 30 of the year after the year of his death, the minimum amount that will be distributed for each distribution calendar year after the year of his death is the quotient obtained by dividing his account balance by his remaining life expectancy calculated using his age in the year of death, reduced by one for each subsequent year.

(2)

(A) Except as provided in subsection (c)(5), if the Participant dies before the date required distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of his death is the quotient obtained by dividing his account balance by the remaining life expectancy of his designated beneficiary, as determined under subsection (e)(1).

(B) If he dies before the date required distributions begin and there is no designated beneficiary as of his death who remains a beneficiary as of September 30 of the year following the year of his death, distribution of his entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of his death.

(C) If he dies before the date required distributions begin, his surviving spouse is his sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (c)(2)(A), this subsection (e)(2) will apply as if the surviving spouse were the Participant.

          (f) Notwithstanding Sections 5.8(c) – (e), a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence. Further, and notwithstanding Section 5.10(b)(1), for purposes of the direct rollover provisions of Section 5.10, 2009 RMDs and Extended 2009 RMDs (both as defined above) also will be treated as eligible rollover distributions in 2009.

          (g) For purposes of this Section 5.8, the following words and phrases shall have the meanings indicated:

          (1) Designated beneficiary – The individual who is designated as the Beneficiary under Section 2.3 of the Plan and who is a designated beneficiary under Code Section 401(a)(9) and Regulation §1.401(a)(9)-1, Q&A 4.

          (2) Distribution calendar year – A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains his required beginning date. For distributions beginning after his death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection (c)(3). The required minimum distribution for his first distribution calendar year will be made on or before his required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which his required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

          (3) Life expectancy – Life expectancy as computed by use of one of the following tables, as appropriate: (i) Single Life Table, (ii) Uniform Life Table, or (iii) Joint and Last Survivor Table, found in Regulation §1.401(a)(9)-9.

          (4) Account balance – The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

          (5) Required beginning date – April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or retires, except in the case of a Participant who is a 5% owner in which case it is April 1 of the calendar year following the calendar year in which he attains age 70½.

          (6) 5% owner — A Participant is treated as a 5% owner for purposes of this Section if he is a 5% owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which he attains age 70½. Once required distributions have begun to a 5% owner under this Section, they must continue to be distributed, even if he ceases to be a 5% owner in a subsequent year.

5.9 Direct Rollovers

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid in a direct rollover directly to an eligible retirement plan specified by the distributee. For purposes of this Section, the following terms have the meanings below:

(b) (1) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) a hardship distribution; (iv) a corrective distribution pursuant to Sections 4.1, 4.2, 4.3 or 4.7(b)(2); (v) a deemed distribution resulting from a defaulted loan under Section 6.1 that is not also an offset distribution; (vi) any distribution that is reasonably expected to total less than $200 during a calendar year; (vii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (viii) any other distributions described in Regulation §1.402(c)-2. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.

However, such portion may be transferred only to an individual retirement account or annuity described in Code Sections 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(b) that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. An “eligible rollover distribution” also includes a distribution to a non-spouse Beneficiary designated by a Participant in accordance with Section 2.3, provided the distribution otherwise qualifies as an eligible rollover distribution hereunder and the distribution is made to an eligible retirement plan.

          (2) An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a) or an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan. The definition of eligible retirement plan also shall apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p).

          (A) Effective January 1, 2009, an “eligible retirement plan” for a distributee who is a designated beneficiary (as defined by Code Section 401(a)(9)(E)) of the Participant and who is not the surviving spouse of the Participant is an individual retirement account described in Code Section 408(a)

or an individual retirement annuity described in Code Section 408(b) that will be treated as an inherited IRA pursuant to Code Section 402(c)(11).

          (B) For eligible rollover distributions made after 2008 by a non-spouse designated beneficiary, an “eligible retirement plan” also includes a Roth IRA as described in Code Section 408A, provided that for eligible rollover distributions made in 2009, the same income and tax filing status restrictions that apply to a rollover from a traditional IRA into a Roth IRA also will apply to rollovers to a Roth IRA. A non-spouse designated beneficiary, other than a former spouse who is an alternate payee under a qualified domestic relations order, cannot elect to treat the Roth IRA as the beneficiary’s own. For taxable years beginning before January 1, 2010, a non-spouse designated beneficiary cannot make a qualified rollover contribution to a Roth IRA if the beneficiary has modified adjusted gross income exceeding $100,000 or is married and files a separate return.

          (3) A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse. Effective January 1, 2009, a distributee also includes an individual who is a designated beneficiary (as defined by Code Section 401(a)(9)(E)) of the Participant and who is not the surviving spouse of the Participant. For purposes of this paragraph, to the extent provided in applicable regulations, a trust maintained for the benefit of one or more designated beneficiaries will be treated in the same manner as a designated beneficiary.

(4) A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

          (5) The Plan Administrator will adopt procedures for elections made pursuant to this Section. Within a reasonable period of time before payment of an eligible rollover distribution, the Plan Administrator will provide a notice to the distributee describing his rights under this Section and such other information as may be required under Code Section 402(f).

(6) This Section is intended to comply with Code Section 401(a)(31) and will be interpreted in accordance with such Code Section and regulations thereunder.

5.10 Payment to Alternate Payee under QDRO

          (a) Notwithstanding any other provision of this Plan, if the Plan Administrator determines that a domestic relations order is a QDRO, unless the QDRO specifically provides otherwise, the alternate payee specified in the QDRO may elect, through an Appropriate Request, to receive a distribution of the amount assigned to him in the QDRO in accordance with Section 5.6(a). The Plan Administrator shall direct the Trustee to distribute to the alternate payee such amount as soon as administratively feasible following receipt of an Appropriate Request by the alternate payee. The Plan Administrator’s decision whether a domestic relations order is a QDRO is final and conclusive. An alternate payee for whom an Account is maintained under the Plan shall be considered a Participant for purposes of, e.g., the investment of, and designating a beneficiary for, his Account but shall not be eligible to have contributions made on his behalf except as may become necessary under Section 3.11.

          (b) Notwithstanding any other provision of the Plan, upon receipt of an executed QDRO, upon receipt of a joinder that references the Plan, or upon direction provided the Plan’s recordkeeper by the Plan Administrator, the Plan’s recordkeeper shall place a disbursement restriction upon the Participant’s Account. The scope and duration of such disbursement restriction shall be determined by procedures adopted by the Plan Administrator and applied in a uniform and nondiscriminatory manner.

          (c) An administrative charge, in an amount determined by the Plan Administrator, may be imposed on the Account of a Participant who is subject to a domestic relations order and on the separate Account, if any, established on behalf of the alternate payee specified in the order. Such charges shall be imposed pursuant to procedures adopted by the Plan Administrator and applied in a uniform and nondiscriminatory manner.

5.11 Distribution upon Severance from Employment

          A Participant’s Employee Regular Pre-Tax Sub-Account and Employee Pre-Tax Catch-Up Sub-Account may be distributed upon a “severance from employment,” as such term is defined under Code Section 401(k)(2)(B)(i)(I). However, such a distribution shall be subject to the other provisions of the Plan regarding distributions.

5.12 Voluntary Direct Transfers

          A Participant whose employment status has changed so that he no longer is eligible for active participation in the Plan and who is not expected to regain such eligibility in the foreseeable future, may request a distribution of his Account at any time prior to his Severance from Service Date. Such Account may be distributed only through transfer to another cash or deferred arrangement under Code Section 401(k) maintained by the Employer or an Affiliate under which the Participant currently is, or soon will be, eligible to participate. The provisions of Section 5.5(g) shall apply to the vesting schedule of such transferee plan as if an amendment to the vesting schedule of this Plan. Payments made pursuant to this Section shall operate as a complete discharge of the Trustee, the Committee, the Plan Administrator and the Trust Fund in respect to this Plan.

5.13 Restrictions on Certain Distributions

          (a) Amounts credited to a Participant’s Account attributable to Regular or Catch-up Pre-Tax Contributions or Employer Matching Contributions are not distributable prior to the earliest of the following events or other events permitted by the Code or applicable Regulations:

(1) his Severance from Service (regardless of when the Severance from Service occurred), Total and Permanent Disability or death;

(2) his attainment of age 59½;

(3) his proven financial hardship under Section 6.2; or

          (4) the termination of the Plan without the establishment or maintenance by the Employer or an Affiliate of an alternative defined contribution plan as defined in Regulation §1.401(k)-1(d)((4)(i). A distribution that is made under this subparagraph (4) must be made in a lump-sum.

          (b) Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Participant’s retirement, death, Total and Permanent Disability or Severance from Service Date and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to after-tax voluntary Employee contributions or to a direct or indirect rollover contribution).

          (c) Nothing in this Section shall preclude the Plan Administrator from making a distribution to a Participant to the extent such distribution is determined by the Plan

Administrator to be necessary to correct a qualification defect in accordance with the corrective procedures permissible under the EPCRS or any other voluntary compliance program.

ARTICLE VI

LOANS AND WITHDRAWALS

6.1 Loans to Participants

          A Participant who is a “party in interest” as defined in ERISA Section 3(14) may, by making an Appropriate Request, request a loan from the Trust Fund. The following additional rules shall apply:

          (a) Loans shall be made available to all eligible Participants on a reasonably equivalent basis; provided that the Plan Administrator shall retain the power to approve or decline a loan and may make reasonable distinctions based upon creditworthiness, other obligations of the Participant, state laws affecting payroll deductions and any other factors that may adversely affect the Employer’s ability to deduct loan repayments from a Participant’s pay.

          (b) Effective for loans issued on or after July 15, 2009 and except with respect to pre-existing loans transferred to or merged into this Plan, a Participant may have only one (1) loan outstanding at any time. For purposes of this subsection (b), a loan that is in default under subsection (e) is treated as outstanding.

          (c) The minimum new loan amount shall be $1,000. If a Participant’s vested Account balance is insufficient to support the minimum loan amount loan because of the restrictions below, no loan shall be made. The maximum amount of any loan, when added to the outstanding balance of any existing loan from this Plan, shall be the lesser of (1) or (2):

          (1) $50,000, reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date the loan is made over the outstanding balance of loans from the Plan on the date the loan is made; or

(2) One-half (½) of the value of the vested portion of the Participant’s Account on the date the loan is made.

          For purposes of this limit, all plans of the Employer and its Affiliates shall be considered one plan. For purposes of this subsection (c), a loan that is in default under this Plan or another plan is treated as an existing loan, and interest accrued on such loan since it was deemed in default is considered part of the outstanding balance of such loan.

          (d) The Participant must agree in writing to pledge one-half (½) of the value (or, if lesser, the borrowed amount) of the vested portion of his Account in the Plan as security for the loan. All loans shall be repayable in substantially level payments of principal and interest, not less frequently than quarterly, over a period of not more than five (5) years, except that a loan used by the Participant to acquire or construct any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant shall be repayable over a period of not more than ten (10) years. Notwithstanding the preceding provisions, loan repayments during a period of Qualified Military Service will be suspended under this Plan as permitted under Code Section 414(u)(4).

          (e) Any loans shall be made pursuant to a written Participant loan program contained in a separate written document, which is hereby incorporated by reference and made a part of the Plan. Such Participant loan program may be modified or amended in writing from time to time by the Plan Administrator without the necessity of amending this Section. Such loan program will include, but need not be limited to, the following:

                    (1) the identity of the person or positions authorized to administer the Participant loan program;

                    (2) the procedure for applying for loans;

                    (3) the basis on which loans will be approved or denied;

                    (4) limitations, if any, on the types and amounts of loans offered;

(5) the procedure for determining a reasonable rate of interest;

(6) the procedure for repayment of the loan, e.g., under what circumstances repayment by payroll deduction is not required and whether prepayment (full or partial) is permitted); and

(7) the events constituting default and the steps that will be taken to preserve Plan assets.

          (f) A loan is considered a separate investment option of the Participant’s Account. The amount of the loan shall be withdrawn from the investments in his Account in accordance with such procedures as the Plan Administrator shall determine. Payments of principal and interest against a loan shall be credited to the investments in his Account in accordance with such procedures as the Plan Administrator shall determine.

          (g) Notwithstanding anything in this Plan to the contrary, if a Participant defaults on a loan made pursuant to this Section, the loan default will be a distributable event to the extent permitted by the Code and Regulations.

          (h) The Plan Administrator shall apply the provisions of this Section in a uniform and nondiscriminatory manner that is not inconsistent with Regulations §2550.408b-1.

          (i) A married Participant with a sub-account arising from a money purchase pension plan may not make a loan under this Section 6.1 from such sub-account or from the Vested Money Purchase Pension Plan Dividend Sub-Account unless, during the 180-day period ending on the date on which the loan is secured, his spouse has filed a written consent to such loan with the Plan Administrator, which consent shall be notarized or witnessed by a representative of the Plan Administrator, and shall acknowledge the effect of the loan.

          (j) Notwithstanding anything in this Section to the contrary, loans made prior to the Effective Date shall be subject to the terms of the Plan (or the Prior Plan) and the loan program in effect at the time such loan was made.

6.2 Hardship Withdrawals

          (a) Upon making an Appropriate Request, and with the approval of the Plan Administrator, a Participant shall be allowed to withdraw all or part of the value of his Account while still employed by the Employer. Withdrawn amounts may not be repaid to the Trust Fund. Withdrawals shall be charged against the available sub-accounts within the Account in such order as the Plan Administrator may determine. Within each sub-account, withdrawals shall be charged against the separate Investment Options under such procedures as the Plan Administrator may determine.

          (b) A Participant may make a withdrawal under this Section 6.2 only if the withdrawal is made on account of his immediate and heavy financial need, as determined under subsection (c)(1), and is necessary to satisfy such need, as determined under subsection (c)(2). The determination of the existence of financial hardship and the amount necessary to be withdrawn to satisfy the immediate financial need created by the hardship shall be made by the Plan Administrator in a uniform and nondiscriminatory manner, in accordance with the standards and restrictions set forth in subsection (c) below. A Participant requesting a withdrawal hereunder may be required to submit whatever documentation the Plan Administrator, in its sole discretion, deems necessary to establish the existence of a financial hardship and the amount necessary to be withdrawn to satisfy the need created by the hardship.

(c) (1) Immediate and heavy financial need. A withdrawal will be considered to be made on account of an immediate and heavy financial need of the Participant for purposes of subsection (b) only if it is for:

          (A) Expenses of him, his spouse, children or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)1)(B)) for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B) Costs directly related to the purchase or construction of his principal residence (excluding mortgage payments);

          (C) Payment of tuition, related educational fees and room and board expenses for up to the next twelve (12) months of post-secondary education for him, his spouse, children, or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)1)(B));

(D) Payments necessary to prevent his eviction from his principal residence or foreclosure on the mortgage of his principal residence;

(E) Payments for burial or funeral expenses for his deceased parent, spouse, children, or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)); or

          (F) Expenses for the repair of damage to his principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of his adjusted gross income).

(2) Amount necessary to satisfy the need. A withdrawal will be considered to be in an amount necessary to satisfy a Participant’s need under paragraph (1) for purposes of subsection (b) only if:

(A) It does not exceed the amount of the need under paragraph (1);

          (B) He has obtained all non-hardship distributions and non-taxable loans he is eligible for, and is able to provide collateral for, under any plan the Employer or an Affiliate may sponsor (including this Plan); and

          (C) He may not make any Employee Pre-Tax Contributions under Section 3.1 for a period of six (6) months after his withdrawal, nor may he make any other elective contributions to any plan of the Employer or an Affiliate as described in Regulation §1.401(k)-1(d)(2)(iv)(B)(4).

          (D) Notwithstanding subparagraphs (A) through (C), his withdrawal may be considered to be in an amount necessary to satisfy a need under paragraph (1) if it satisfies a method prescribed under Regulation §1.401(k)-1(d)(2)(iv)(C).

          (E) A Participant may make a hardship withdrawal under Sections 6.2(c)(1)(A), (C) and (E) as it relates to his “primary Beneficiary” in the same manner as a hardship withdrawal for a spouse or other dependent if such hardship withdrawal satisfies all the requirements of this Section. For this purpose, a “primary Beneficiary” is an individual named as a Beneficiary who has an unconditional right to all or a portion of the Participant’s Account upon his death.

          (d) In addition to the amount necessary to meet the immediate financial need created by the hardship, the Participant also may withdraw an amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

          (e) A Participant’s hardship withdrawal under this Section 6.2 may not be made from a sub-account arising from a money purchase pension plan, qualified matching or safe harbor matching contributions, qualified non-elective contributions, the Vested Money Purchase Pension Plan Dividend Sub-Account or, with respect to sub-accounts arising from employee pre-

tax contributions, earnings thereon allocated to such sub-accounts as of a date after December 31, 1988.

6.3 Non-Hardship Withdrawals

          (a) A Participant who remains employed by an Employer or an Affiliate after his Normal Retirement Date may elect, as provided in this Section, to receive distribution of all or any part of his Account in the form provided under Article V at any time following such date.

          (b) A Participant who is employed by an Employer or an Affiliate and who has attained age 59½ may elect, as provided in this Section, to make a cash withdrawal from his vested Account, other than his Money Purchase Pension Plan Sub-Account, any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C or any other sub-account so identified in Appendix C.

          (c) A Participant may at any time make an Appropriate Request to withdraw all or part of his Prior Plan Rollover Contributions Account.

          (d) Any withdrawal elected pursuant to this Section 6.3 shall be made through an Appropriate Request, and shall be paid as soon as administratively feasible following receipt of the Appropriate Request. Withdrawn amounts may not be repaid to the Trust Fund.

          (e) Withdrawals shall be charged against the available sub-accounts within the Account in such order as the Plan Administrator shall determine. Within each sub-account, withdrawals shall be charged against the separate Investment Options under such procedures as the Plan Administrator may determine.

6.4 Withdrawal of Dividends

          (a) Under procedures established by the Plan Administrator, a Participant:

(1) may elect on a quarterly basis to receive a direct payment of any cash dividends on Quest Diagnostics Common Stock otherwise allocable to his Account; or

(2) may reinvest such cash dividends, in which case they shall be allocated to his Account.

          If a Participant who has not made an election under Article V to commence receiving distribution of his Account does not file an election pursuant to subsection (a)(1), he will be deemed to have elected reinvestment in accordance with subsection (a)(2). If a Participant has made an election under Article V to commence receiving distribution of his Account which is pending during the ten (10) business day period which begins fifteen (15) business days prior to the dividend payment date, and does not file an election pursuant to subsection (a)(1), he will be deemed to have elected reinvestment in accordance with subsection (a)(2) only with respect to the portion of his Account which is not being distributed. If a Participant has made a request for a hardship withdrawal pursuant to Section 6.2 which is pending during the ten (10) business day period which begins fifteen (15) business days prior to the dividend payment date or has had a hardship withdrawal approved during such period, he will be deemed to have elected a direct cash payment in accordance with subsection (a)(1) for that quarterly dividend payment and such election will remain in effect for future cash dividend payments until changed.

          In no event shall any distribution of cash dividends on Quest Diagnostics Common Stock paid into the Trust Fund be made pursuant to this Section 6.4 later than 90 days following the end of the Plan Year in which such dividends were paid into the Trust Fund.

          Stock dividends on Quest Diagnostics Common Stock shall be reinvested in the Quest Diagnostics Incorporated Stock Fund.

          (b) A Participant’s election to receive direct payment of dividends under Section 6.4(a)(1) must be made during the ten (10) business day period which begins fifteen (15) business days prior to the dividend payment date. The dividends with respect to which he may elect a direct payment under Section 6.4(a)(1) are 100% of the cash dividends on shares of Quest Diagnostics Common Stock in the Quest Diagnostics Incorporated Stock Fund and allocated to his Account as of the record date for the dividend (which, for Plan purposes, shall be determined on the “ex-dividend date,” e.g., three (3) business days prior to the record date), provided that the total cash dividend that would be payable if he elected a direct payment of 100% of dividends subject to his election must equal or exceed a de minimis amount. The initial de minimis amount is $10, and may be increased in the discretion of the Plan Administrator.

          (c) Any election under this Section 6.4 shall continue in effect until revoked prospectively by the Participant. Any such election or revocation shall be made at such time and in such manner as the Plan Administrator shall specify.

          (d) If, with respect to any cash dividends declared on shares of Quest Diagnostics Common Stock, Quest Diagnostics authorizes the direct payment under Section 6.4(a)(1) of less than 100% of such cash dividends, the Participant may elect, in accordance with uniform procedures established by the Plan Administrator, a direct payment under this Section 6.4 of such percentage.

6.5 Certain Dividends

          (a) Cash dividends on Quest Diagnostics Common Stock that are received on the portion of a Participant’s Account other than the Money Purchase Pension Plan Sub-Account (or any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C) that are not fully vested, and that are allocated to the Quest Diagnostics Incorporated Stock Fund, shall be directed to the Vested Quest Diagnostics Common Stock Dividend Sub-Account when received by the Trust Fund and shall be 100% vested upon receipt.

          (b) Cash dividends on Quest Diagnostics Common Stock that are received on the portion of a Participant’s Money Purchase Pension Plan Sub-Account (or any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C) that is not fully vested, and that are allocated to the Quest Diagnostics Incorporated Stock Fund, shall be directed to the Vested Money Purchase Pension Plan Dividend Sub-Account when received by the Trust Fund and shall be 100% vested upon receipt.

6.6 Qualified Reservist Distribution

          (a) Upon making an Appropriate Request, a Participant who is a member of a reserve component or is ordered or called to active duty for a period in excess of 179 days or an indefinite period shall be allowed to withdraw all or part of the value of his Account attributable to his Employee Pre-Tax Contributions.

          (b) In order to be eligible for a distribution described in a) above, the Participant must be ordered or called-up to active duty after September 11, 2001.

          (c) The distribution under this Section must be made during the period beginning on the date of such order or call and ending no later than the close of the period of active duty.

          (d) Effective January 1, 2010, a Participant in Qualified Military Service for a period of more than 30 days shall be deemed to have incurred a severance from employment and may elect to receive a distribution from the Plan on account of his severance from employment under Code Section 401(k)(2)(B)(i)(I).

ARTICLE VII

TRUST FUND

7.1 Contributions

          Contributions by the Employer and Participants as provided for in Article III shall be paid over to the Trustee. All Contributions shall be irrevocable, except as otherwise provided in this Plan, and may be used only for the exclusive benefit of Participants and their Beneficiaries or for the payment of reasonable expenses of administering the Plan.

7.2 Trustee

          (a) Quest Diagnostics will maintain an agreement with the Trustee under which the Trustee will receive, invest and administer as a trust fund Contributions made under this Plan, and earnings or losses thereon, in accordance with the Trust Agreement. Such Trust Agreement is incorporated by reference as a part of the Plan, and the rights of all persons entitled to benefits hereunder are subject to the terms of the Trust Agreement. The Trust Agreement specifically provides, among other things, for the investment and reinvestment of the Trust Fund and the income thereof, the management of the Trust Fund, the responsibilities and obligations of the Trustee, removal of the Trustee and appointment of a successor, accounting by the Trustee and the disbursement of the Trust Fund. No Plan fiduciary, other than the Trustee itself, shall be liable for any act or omission of any Trustee with respect to any duties allocated or delegated to such Trustee.

          (b) Except to the extent provided in the Trust Agreement, the Trustee shall have no authority to manage the Trust Fund. Participants may direct the investment of amounts credited to their Accounts and future contributions to their Accounts among the then-available Investment Options in accordance with Section 7.4.

          (c) Upon the direction of Quest Diagnostics, the Trustee shall maintain all or any part of the Trust Fund in a master trust along with assets allocable to any other tax-qualified employee pension benefit trust sponsored by Quest Diagnostics or an Affiliate. Pursuant to such a master trust agreement, the Trustee shall commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests, provided that the Trustee also shall maintain records of the separate interests of each such trust participating in the master trust.

7.3 Investment Options

          (a) The Trust shall consist of such Investment Options as may be designated from time to time by the Investment Committee. An Investment Option may consist of:

(1) an interest or interests in registered regulated investment companies (“mutual funds”) that are independent of, or proprietary to, the Trustee or its affiliates; or

          (2) an interest or interests in a group, common or collective trust maintained for the collective investment of employee benefit plans qualified under Code Section 401(a) that is independent of, or proprietary to, the Trustee or its affiliates. If a group, common or collective investment fund or trust maintained by the Trustee (or other person) that may be invested in by a plan and trust qualified under Code Sections 401(a) and 501(a) is so used, the governing provisions of such fund or trust shall be incorporated by reference to the extent required by applicable law.

          (b) Notwithstanding anything in subsection (a) to the contrary, one of the Investment Options shall be the Quest Diagnostics Incorporated Stock Fund described in Section 7.5.

7.4 Investment Direction by Participants

          (a) Participants shall direct the investment of their Accounts and future contributions to their Accounts among the then-available Investment Options in a manner prescribed by the Plan Administrator or the recordkeeper, which directions shall be in accordance with such rules and procedures as the Plan Administrator or the recordkeeper may establish. It is intended that the Plan meet the requirements of ERISA Section 404(c) and that it be construed, maintained and administered as an “ERISA Section 404c plan” within the meaning of Regulation §2550.404(c) –1(b)(1). Exchanges between Investment Options shall be subject to any restrictions imposed by the Investment Options and such procedures as have been adopted by the Plan Administrator or the recordkeeper. The Plan Administrator or the recordkeeper may modify such procedures after providing reasonable notification to Participants. Subject to such rules and procedures as the Plan Administrator may establish, a Participant’s investment directions shall remain in effect until changed by him.

          (b) In the absence of any valid Investment Option specification to the contrary, a Participant’s Account automatically shall be invested in the applicable default investment alternative specified by the Investment Committee. It is intended that such default Investment Option(s) be a “qualified default investment alternative” in compliance with ERISA Section 404(c)(5). Commencing on the date that is thirty (30) days after the Employee’s date of hire with an Employer (or such other date as the Plan Administrator shall designate), the Employee may change his default Investment Option specification in accordance with subsection (a).

          (c) A loan under Section 6.1 is considered a self-directed investment by the borrower of the portion of his Account that is invested in the note reflecting such loan that he executed in accordance with the provisions of Section 6.1. Notwithstanding any other provision of the Plan to the contrary, no Account other than the borrower’s Account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan.

          (d) The Plan Administrator may provide that any transactional costs or charges imposed or incurred for an Investment Option shall be charged to the Account of the Participant directing such investment. Transactional costs and charges shall include, but are not limited to, charges for the acquisition, sale or exchange of assets, brokerage commissions, service charges and professional fees.

          (e) A Participant may not elect to have more than twenty-five percent (25%) of Contributions on his behalf on a pay period basis allocated to the Quest Diagnostics Incorporated Stock Fund. If twenty-five percent (25%) or more of the value of a Participant’s Account is attributable to an investment in the Quest Diagnostics Incorporated Stock Fund, no future investments into the Quest Diagnostics Incorporated Stock Fund will be permitted until the investment in the Quest Diagnostics Incorporated Stock Fund comprises less than twenty-five percent (25%) of the value of his Account. Future investments into the Quest Diagnostics Incorporated Stock Fund then will be permitted, subject to the preceding sentences of this paragraph (e). Notwithstanding the preceding sentences of this paragraph (e), to the extent any portion of the Employer Matching Contribution or of any Employer Discretionary Contribution is made in Quest Diagnostics Common Stock, that portion shall be invested as a contribution in-kind to the Quest Diagnostics Incorporated Stock Fund.

7.5 Quest Diagnostics Incorporated Stock Fund

          One of the Investment Options shall be the Quest Diagnostics Incorporated Stock Fund, which will be invested primarily in Quest Diagnostics Common Stock, provided such stock qualifies as qualifying employer securities within the meaning of ERISA Section 407(d)(5). The Plan is intended to be an eligible individual account plan under ERISA Section 407(d)(3). The portion of the Plan comprised of the Quest Diagnostics Incorporated Stock Fund shall be an employee stock ownership plan under Code Sections 409 and 4975(e)(7), which shall include the share distribution requirements of Code Section 409(h) and the participant pass-through voting rights required under Code Section 409(e). The level of Plan assets invested in such fund shall be determined by Participants’ Investment Option specifications and, subject to any restrictions that may be imposed under Section 7.4(e), may consist of up to 100% of all Plan assets; provided that in no event may any portion of a Participant’s Account be required to be maintained in the Quest Diagnostics Incorporated Stock Fund. With respect to the Quest Diagnostics Incorporated Stock Fund, the Plan is intended to comply with Quest Diagnostics’ securities law compliance policy and with applicable federal securities laws.

7.6 Expenses of Plan and Trust

          All expenses of administering the Plan and the Trust Fund, including expenses of the Committee or the Trustee and direct expenses of the Plan Administrator, shall be paid from the Trust Fund, provided that such expenses (or a portion thereof) may, in the discretion of Quest Diagnostics, be paid by the Employers. If the Employers do not pay all such expenses, expenses may be charged to the Accounts of Participants and alternate payees.

ARTICLE VIII

PLAN ADMINISTRATION

8.1 General

          (a) A Plan fiduciary shall have only those specific powers, duties, responsibilities, and obligations that are explicitly given such person under the Plan and Trust Agreement. A person may serve in more than one fiduciary capacity with respect to the Plan and may employ one or more persons to render advice with regard to his fiduciary responsibilities. If a person is serving as a fiduciary without compensation, all expenses reasonably incurred by such person shall be reimbursed by the Employers or from the assets of the Trust Fund.

          (b) To the extent provided by ERISA Section 405(c), a fiduciary may allocate any of his responsibilities for the operation and administration of the Plan. However, a fiduciary may not allocate any responsibilities as contained herein relating to the management or control of the Trust Fund except: (1) through the employment of an investment manager; (2) to the Trustee as provided in the Trust Agreement relating to the Trust Fund; (3) to the extent Participants select among the available Investment Options; or (4) through delegation by the Committee, in accordance with Section 8.3, to another committee (the “Investment Committee”) of the responsibility to add, change or delete Investment Options and make other investment-related discretionary decisions, or to another committee (the “Appeals Committee”) of the responsibility to make final determinations of claims for benefits.

8.2 Quest Diagnostics

          Quest Diagnostics established and maintains the Plan for the benefit of Eligible Employees of the Corporation and of the other participating Employers. Quest Diagnostics also is the “administrator” of the Plan within the meaning of ERISA Section 3(16)(A). In accordance with specific provisions of the Plan, Quest Diagnostics has delegated certain of its rights and obligations to the Employer, the Trustee and the Committee and these parties shall be solely responsible for these, and only these, delegated rights and obligations. In particular, the Committee shall be the “named fiduciary” of the Plan, as that term is defined in ERISA Section 402(a)(2), with the authority (including the authority as provided in Section 8.3 to delegate duties and responsibilities) to control and manage the operation and administration of the Plan and the authority to select the investment alternatives available under the Plan (other than the Quest Diagnostics Incorporated Stock Fund) and any investment managers; provided that the Committee shall not be responsible for any responsibility allocated to a Trustee, an investment manager or an Employer.

8.3 Benefits Administration Committee; Delegation

          (a) The Board shall appoint a Benefits Administration Committee (the “Committee”) of not less than three (3) persons to hold office at the pleasure of the Board. Members of the Committee shall be paid no compensation from the Trust Fund for their service on the Committee. Except as may be required by law, no bond or other security will be required of any Committee member.

          (b) In accordance with the provisions of the Plan, the Committee has been delegated certain administrative functions relating to the Plan with all powers necessary to enable it properly to carry out such duties. In particular, the Committee shall have discretionary authority to construe the Plan, and to determine, consistent with the terms of the Plan, all questions that may arise thereunder relating to:

(1) the eligibility of individuals to participate in the Plan;

(2) the amount of benefits to which any Participant or Beneficiary may become entitled hereunder; and

(3) any situation not specifically covered by the provisions of the Plan.

          The Committee has designated the Appeals Committee, whose members need not be members of the Committee, to review appeals from initial claim denials and which shall have the responsibility for determining the eligibility of any Participant or Beneficiary for benefits under the Plan.

          (c) The determination of the Committee (or its designate) shall be final and binding on all interested parties. All disbursements from the Trust Fund by the Trustee shall be made upon, and in accordance with, the written directions of the Committee. When the Committee is required in the performance of its duties hereunder to administer or construe, or to reach a determination under any of the provisions of the Plan, it shall do so on a uniform, equitable and nondiscriminatory basis.

          (d) The Committee has designated the Investment Committee, whose members need not be members of the Committee, to review and monitor the Investment Options under the Plan, and at any time to add, change or delete the available Investment Options and make other investment-related discretionary decisions; provided that neither the Committee nor or its designate (including the Investment Committee) has the power to remove the Quest Diagnostics Incorporated Stock Fund as an available Investment Option under the Plan.

          (e) The Committee also shall be responsible for communicating with Participants as needed to maintain Plan compliance with ERISA Section 404(c) including, but not limited to, the receipt and transmission of Participants’ directions as to the investment of their Accounts and the formation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their Accounts.

          (f) The Committee has delegated certain administrative function to Quest Diagnostics acting as the “Plan Administrator.” Notwithstanding the preceding, in its capacity as

Plan Administrator, Quest Diagnostics will have no duties and responsibilities which may be considered administrative in nature but involve an exercise of discretion within the meaning of ERISA Section 3(21)(A)(iii).

          (g) The Plan Administrator has delegated its responsibilities for the day-to-day administration of the Plan to the Human Resources Department of Quest Diagnostics. The Human Resources Department may delegate all or any portion of such ministerial duties to a recordkeeper or other service provider to the Plan. References in the Plan to forms, notices or applications submitted to, and procedures established by, the Plan Administrator or the Committee are deemed to include submissions to and procedures established by the Human Resources Department, the Plan’s recordkeeper or other service provider to the Plan. Further, the Plan Administrator may specifically designate some other person with whom or which such instruments may be filed.

8.4 Organization and Operation of the Committee

          (a) The Committee shall choose from among its members a chairman and a secretary. Actions of the Committee shall be determined by the vote of a majority of its members. Either the chairman or the secretary of the Committee may execute any certificate or other written direction on behalf of the Committee. The Committee may adopt and enforce such rules of procedure as may be appropriate for the administration of the Plan and as are consistent with its terms. The Committee may establish a charter setting forth principles under which the Committee shall conduct its business.

          (b) The Committee shall hold meetings upon such notice, at such place or places and at such time or times as the Committee may from time to time determine. Meetings may be called by the chairman or by any two members. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. The Committee also may act by written consent in lieu of a meeting.

          (c) A member may resign from the Committee at any time by giving written notice of his resignation to Quest Diagnostics at least thirty (30) days in advance, unless Quest Diagnostics waives the requirement of written notice. The Board shall appoint replacement Committee members. An individual employed by Quest Diagnostics or an Affiliate when appointed a member of the Committee shall be deemed to have resigned from the Committee effective as of the date he ceases to be employed by Quest Diagnostics and its Affiliates, unless the Board shall affirmatively act to retain him on the Committee.

          (d) Nothing herein shall prevent a Committee member from being a Participant, or from acting on Plan matters which affect himself by virtue of affecting all Participants generally. However, a Committee member shall not act on any matter which affects himself specially. If application of the preceding sentence results in there not being a quorum to act on any matter, the Board shall appoint the necessary number of temporary Committee members to take action.

          (e) The Committee may retain such accountants, actuaries, attorneys, advisors and other persons as it deems necessary or desirable to the administration of the Plan. The Committee also may delegate its authority and duties to such persons it designates, including persons other than Committee members, and shall not be liable for any act or omission of a person so designated.

          (f) The Committee shall be entitled to rely upon all records furnished by the Employers and upon tables, valuations, certificates and reports furnished by the accountants, actuaries, attorneys, advisors and other persons it has appointed and upon all opinions given by any counsel selected or approved by the Committee or by Quest Diagnostics. References in this

Plan to the Committee shall be construed to include any person to whom the Committee has delegated authority in regard to the particular matter.

          (g) The procedures described in this Section also shall apply to the Investment Committee, the Appeals Committee and such other committee or subcommittee as may be established by the Committee.

8.5 Employers: Indemnification and Information

          (a) The Employers shall indemnify each member of the Board, the Committee and any employees of the Employers or of Quest Diagnostics to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of their fiduciary duties, responsibilities and obligations under the Plan and under ERISA, except for liabilities and claims arising from such fiduciary’s willful misconduct or gross negligence. For such purpose, the Employers may obtain, pay for and keep current a policy or policies of insurance. Where such policy or policies of insurance are purchased, there shall be no right to indemnification under this Section 8.5, except to the extent of any deductible amount under the policy or policies or with regard to covered claims in excess of the insured amount. No Plan assets may be used for any indemnification.

          (b) The Employers shall supply such full and timely information for all matters relating to the Plan as (1) the Committee, (2) the Plan Administrator, (3) the Trustee and (4) the accountant engaged on behalf of the Plan by Quest Diagnostics may require for the effective discharge of their respective duties. The Committee, the Plan Administrator and the Trustee shall be entitled to rely upon all records furnished by the Employers.

8.6 Claims for Benefits — Initial Review

          (a) All claims for benefits under the Plan shall be submitted to the Plan Administrator, which shall have the initial responsibility for determining the eligibility of any Participant or Beneficiary for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The Plan Administrator may adopt forms for the submission of claims for benefits, in which case all claims for benefits shall be filed on such forms. Upon request, the Plan Administrator shall provide Participants and Beneficiaries with all such forms.

          (b) Upon receipt by the Plan Administrator of a claim for benefits, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof as herein provided. The claimant shall be notified in writing by the Plan Administrator of its decision with respect to such claim within 90 days after the receipt of written request for benefits.

          (c) If any claim for benefits is denied, the notice shall be written in a manner calculated to be understood by the claimant and shall include:

(1) The specific reason or reasons for the denial;

(2) Specific references to the pertinent Plan provisions on which the denial is based;

(3) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary;

(4) An explanation of the Plan’s claim review procedures; and

(5) A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following denial of his appeal.

          (d) If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant by the Plan Administrator before the end of the initial 90-day period. In no event shall such extension exceed 180 days after the receipt of the initial claim for benefits.

8.7 Denial of Benefits — Appeal Procedure

          (a) In the event a claim for benefits is denied, the claimant or his duly authorized representative, at the claimant’s sole expense, may appeal the denial by filing a written request for review with the Appeals Committee within 60 days of the receipt of written notice of denial or 60 days from the date such claim is deemed to be denied. In pursuing such appeal, the claimant or his duly authorized representative may review pertinent Plan documents, and may submit issues and comments in writing.

          (b) The decision on review shall be made by the Appeals Committee within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60-day period, and such extension notice shall indicate the special circumstance requiring an extension of the time and the date by which the Appeals Committee expects to render a decision.

          (c) The decision on review will consider all information submitted, regardless whether such information was submitted or considered in the original decision. The decision on review shall be in writing, written in a manner calculated to be understood by the claimant, and shall include:

(1) The specific reason or reasons for the denial;

(2) Specific references to the pertinent Plan provisions on which the denial is based;

          (3) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records or other information relevant to the claimant’s claims; and

(4) A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following denial of his appeal on review.

          (d) If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review. The decision of the Appeals Committee upon review will be final and binding on all parties.

8.8 Other Provisions relating to Claims for Benefits

          For purposes of Sections 8.6 and 8.7, a document, record or other information shall be considered “relevant” to a claimant’s claim if such document, record or other information:

          (a) was relied upon in making the benefit determination;

          (b) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or

          (c) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination.

8.9 Records

          All acts and determinations of the Committee, or of the Investment Committee or Appeals Committee appointed by the Committee pursuant to Section 8.3, shall be duly recorded by the secretary thereof and all such records, together with such other documents as may be necessary in exercising its duties under the Plan shall be preserved in the custody of such secretary. Such records and documents shall at all times be open for inspection and for the purpose of making copies by any person designated by Quest Diagnostics. The Committee shall provide such timely information, resulting from the application of its responsibilities under the Plan, as needed by the Trustee and the accountant engaged on behalf of the Plan by Quest Diagnostics, for the effective discharge of their respective duties.

ARTICLE IX

AMENDMENT AND TERMINATION OF THE PLAN; MERGERS AND TRANSFERS

9.1 Amendment of the Plan

          (a) The Chief Executive Officer, the President and the Vice President of Human Resources of Quest Diagnostics, and any other officer of Quest Diagnostics who is authorized by the Board, shall have the right at any time, with approval of the Board, to amend the Plan in whole or in part, including retroactively to the extent necessary. Notwithstanding the preceding sentence, such Board approval shall not be required for:

          (1) any technical or clarifying amendment deemed necessary or appropriate to facilitate the administration, management or interpretation of the Plan or to conform the Plan thereto or to qualify and maintain the Plan as a plan meeting the requirements of the Code or other applicable law;

(2) any amendment adding or modifying an operational provision resulting from a corporate transaction (e.g., service-related issues);

(3) any amendment that does not, in the opinion of the relevant officer, increase the benefits under the Plan or otherwise increase the Employers’ costs with respect to the Plan; or

(4) the participation in the Plan as an Employer by any entity.

          (b) The duties, powers and liability of the Trustee shall not be increased without its written consent. The amount of benefits which, at the later of the adoption or effective date of such amendment, shall have accrued for any Participant or Beneficiary shall not be adversely affected thereby. No such amendment shall have the effect of revesting in the Employers any part of the principal or income of the Trust Fund. No amendment may eliminate or reduce any early retirement benefit or subsidy that continues after retirement or optional form of benefit protected under Code Section 411(d)(6). Unless expressly provided for in such amendment, an amendment shall not affect the rights and obligations of any Participant who severed from employment prior to the effective date of the amendment.

9.2 Termination of the Plan

          (a) Quest Diagnostics expects to continue the Plan indefinitely, but continuance is not assumed as a contractual obligation and Quest Diagnostics may terminate the Plan at any time in whole or in part. Further, each Employer reserves the right at any time by action of its board of directors to terminate the Plan as applicable to itself. If an Employer terminates or partially terminates the Plan or permanently discontinues its Contributions at any time, or if a partial termination of the Plan occurs, each Participant affected thereby shall be fully vested in his Account to the extent then funded or credited except as otherwise required or permitted by applicable Regulations. Also, Quest Diagnostics in its sole discretion, by action of its Chief Executive Officer, President, Vice President of Human Resources or any other officer who is authorized by the Board, may fully vest the Accounts of a group of Participants because they are affected by a business divestiture, layoff or other similar transaction, in which case the rules relating to partial termination referred to above shall apply, even if a true partial termination under Code Section 411(d)(3) has not occurred.

          (b) In the event of termination of the Plan by an Employer, the Plan Administrator shall value the Trust Fund as of the date of termination. That portion of the Trust Fund applicable to any Employer for which the Plan has not been terminated shall be unaffected. The Accounts of Participants and Beneficiaries affected by the termination, as determined by the Plan Administrator, shall, at the direction of the terminating Employer, continue to be administered as part of the Trust Fund, distributed to such Participants or Beneficiaries pursuant to Section 5.6 or transferred to a qualified plan maintained by such Employer. Distributions upon Plan termination of amounts attributable to Employee Pre-Tax Contributions and amounts credited to sub-accounts subject to similar distribution restrictions shall be made only to the extent permitted by Code Section 401(k)(10).

9.3 Merged Plans; Transferred Funds

          (a) Upon written direction of Quest Diagnostics, the Trustee may enter into merger agreements or direct transfer of asset agreements with the trustees of other retirement plans described in Code Section 401(a), including any elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

          (b) In the event another defined contribution plan (a “merged plan”) is merged into and made a part of the Plan, each Employee who was eligible to participate in the “merged plan” immediately prior to the merger shall become a Participant in this Plan on the date of the merger. In no event shall a Participant’s vested interest in his Account attributable to amounts transferred (the “merger sub-account”) to the Plan from the merged plan on and after the merger be less than his vested interest in such account under the merged plan immediately prior to the merger and such transfer, merger or consolidation may not otherwise result in the elimination or reduction of any “Section 411(d)(6) protected benefits” of such Employee or violation of any of the distribution restrictions of Section 5.13 or other restrictions applicable to them under such other plan (to the extent required by law). Notwithstanding any other provision of the Plan to the contrary, a Participant’s service, if any, credited for eligibility and vesting purposes under the merged plan as of the merger shall be included as Eligibility Service and Years of Vesting Service under the Plan. Special provisions, if any, applicable to a Participant’s merger sub-account shall be specifically reflected in Appendix B to the Plan.

          (c) Notwithstanding any provision in this Plan to the contrary, no contribution by or on behalf of any Participant shall be made under this Plan for any period during which any contribution is made by or on behalf of him while he is a participant in a “merged plan.”

          (d) Other Plan-to-Plan Transfers from Qualified Plans.

          (1) With the consent of the Plan Administrator, amounts may be transferred (within the meaning of Code Section 414(l)) to this Plan from other tax qualified plans under Code Section 401(a), provided the plan from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax-exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate sub-account if deemed advisable by the Plan Administrator.

          (2) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall be permitted only if it will not result in the elimination or reduction of any “Section 411(d)(6) protected benefit” as described in Section 9.3(b).

ARTICLE X

PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN

10.1 Participation in the Plan by an Affiliate

          (a) With the consent of Quest Diagnostics pursuant to Section 9.1, any Affiliate, by action of its board of directors or duly authorized officer, may adopt the Plan for the benefit of its Employees. Any Affiliate that has adopted the Plan may terminate its participation at any time by action of its board of directors or duly authorized officer. Any Affiliate which has adopted the Plan, and has not terminated its participation in the Plan, shall be listed in an Appendix hereto or listed in the summary plan description of the Plan as an Employer.

          (b) By becoming an Employer, an Affiliate agrees that:

          (1) the provisions of this Plan including, but not limited to, this Article X and any amendments hereto shall control with respect to the duties, rights and benefits under the Plan of the Employer’s Employees and their Beneficiaries;

          (2) Quest Diagnostics, the Committee, the Investment Committee, the Appeals Committee and the Plan Administrator are its agents to exercise on its behalf all the powers and authority conferred upon Quest Diagnostics, the Committee, the Investment Committee, the Appeals Committee and the Plan Administrator, respectively, under the Plan. The authority of Quest Diagnostics, the Committee, the Investment Committee, the Appeals Committee and the Plan Administrator, respectively, to act as such agents shall continue until the Plan is terminated as to such Employer;

(3) the Trustee shall commingle, hold and invest as one Trust Fund all contributions made by the Employers, as well as all increments thereof;

(4) any expenses of the Plan which are to be paid by the Employers or borne by the Trust Fund shall be paid by each Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total amount standing to the credit of all Participants, or in such other manner as may be determined by the Committee;

(5) it will be bound by all interpretations, determinations, and actions taken by the Committee or the Plan Administrator and all actions taken by Quest Diagnostics as settlor of the Plan;

          (6) it will perform such other acts including, but not limited to, payment of such amounts into the Plan to be allocated to Employees of the Employer as Quest Diagnostics, the Committee or the Plan Administrator deem necessary in order to maintain the Plan’s compliance with applicable law; and

          (7) it will indemnify and hold harmless the Committee; Quest Diagnostics and its Affiliates; officers, directors, shareholders, employees and agents of Quest Diagnostics and its Affiliates; the Plan; the Trustee; Plan fiduciaries; and Participants and Beneficiaries of the Plan, as well as their respective successors and assigns, against any cause of action, loss, liability, damage, cost, or expense of any nature whatsoever (including, but not limited to, attorney’s fees and costs, whether or not suit is brought, as well as IRS plan disqualifications, other sanctions or compliance fees or Department of Labor fiduciary breach sanctions and penalties) arising out of or relating to the Employer’s noncompliance with any of the Plan’s terms or requirements; any intentional or negligent act or omission the Employer commits with regard to the Plan; and any omission or provision of incorrect information by the Employer with regard to the Plan which causes the Plan to fail to satisfy the requirements of a tax-qualified plan.

          (c) In the event an Employee is transferred between Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a Severance from Employment hereunder, and the Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Employer from which the Employee was transferred. An Employee’s transfer of employment from an Employer to an Affiliate that is not an Employer also shall not effect a Severance from Employment hereunder.

          (d) Contributions made by any Employer shall be treated as Contributions made by the Corporation for purposes of the Plan. Forfeitures arising from those Employer contributions shall be used for the benefit of all Participants.

          (e) The Plan Administrator may establish procedures governing the participation of entities other than the Corporation in the Plan.

10.2 Participation in the Plan by other Organizations

          (a) An organization that is not an Affiliate may, with the consent of Quest Diagnostics pursuant to Section 9.1, adopt the Plan. Any unaffiliated organization that becomes an Employer under the Plan shall promptly deliver to Quest Diagnostics and the Committee a copy of the resolutions or other documents evidencing its adoption of the Plan, which resolutions shall include the same undertakings as required of an Affiliate under Section 10.1.

          (b) If any Employer is not an Affiliate, then the Plan shall be a multiple employer plan as described in Code Section 413(c). Nothing in this Article X shall be treated as modifying the definition of “Employer” as shown in Article I. For example, a controlled group of corporations that is unrelated to Quest Diagnostics may adopt the Plan, but that group shall be treated as one Employer to the extent required by the Plan and applicable Regulations.

10.3 Service and Termination of Service

          An Employee’s service under the Plan includes all service with any and all Employers during the period such entities were Employers. An Employee who terminates employment with one Employer and immediately commences employment with another Employer has not terminated employment or had a separation from service.

ARTICLE XI

TOP HEAVY PROVISIONS

11.1 Determination of Top Heavy Status

          (a) The Plan will be considered a “Top Heavy Plan” for any Plan Year if as of the Determination Date: (A) the value of the Accounts of Participants who are Key Employees as of such Determination Date exceeds 60% of the value of the Accounts (but excluding catch-up contributions under Code Section 414(v) and earnings thereon) of all Participants as of such Determination Date, excluding former Key Employees (the “60% Test”); or (B) the Plan is part of a Required Aggregation Group which is Top Heavy. Notwithstanding the results of the 60% Test, the Plan shall not be considered a Top Heavy Plan for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group that is not Top Heavy.

          (b) For purposes of the 60% Test:

          (1) all distributions made from Accounts within the one-year period ending on the Determination Date (or, in the case of a distribution made for a reason other than separation from service, death or disability, within the five-year period ending on the Determination Date) shall be taken into account;

          (2) if a Participant is a non-Key Employee with respect to the Plan for the Plan Year in question, but he was a Key Employee with respect to the Plan for any prior Plan Year, his Account shall not be considered; and

(3) If a Participant has not performed any service for an Employer at any time during the one-year period ending on the Determination Date, his Account shall not be considered.

11.2 Minimum Allocations

          Notwithstanding Sections 4.5 and 4.6, for any Plan Year during which the Plan is a Top Heavy Plan, the rate of Employer Matching Contributions and Discretionary Contributions for such Plan Year allocated to the Accounts of Participants who are non-Key Employees and who remain employed by the Employer (or any Affiliate) at the end of the Plan Year (regardless of any such Participant’s hours of service or level of compensation during the Plan Year) shall be not less than the lesser of:

          (a) three percent (3%) of such non-Key Employee’s Section 415 Compensation, as limited under Code Section 401(a)(17) as adjusted; or

          (b) the highest aggregate percentage of Section 415 Compensation, as limited under Code Section 401(a)(17) as adjusted, at which Employer Matching Contributions, Discretionary Contributions and Employee Pre-Tax Contributions are made (or required to be made) and allocated under Article IV for any Key Employee for the Plan Year.

          If a Participant is covered by more than one defined contribution plan on account of his employment with the Employer or any Affiliate, the minimum allocation required by this Section shall be determined by aggregating the allocations under all such plans.

11.3 Impact on Minimum Benefits where Employer Maintains Both Defined Benefit and Defined Contribution Plans

          If the Employer (or any Affiliate) maintains a defined benefit plan in addition to this defined contribution plan, both of which are Top-Heavy, then:

          (a) in the case of eligible non-Key Employees covered only by the defined benefit plan, the minimum benefit under the defined benefit plan shall be provided; and

          (b) in the case of eligible non-Key Employee not covered by the defined benefit plan but covered under a defined contribution plan, or covered by both plans, a minimum allocation of five percent (5%) of such non-Key Employee’s Section 415 Compensation shall be provided. If a Participant is covered by more than one defined contribution plan on account of his employment with the Employer and/or any Affiliate, the minimum allocation required by this Section shall be determined by aggregating the allocations under all such defined contribution plans.

11.4 Impact on Vesting

          (a) If the Plan is top-heavy in any Plan Year, then notwithstanding anything contained in the Plan to the contrary, each Participant with an Hour of Service after the Plan becomes top-heavy shall be vested in the portion of his Account attributable to Employer contributions (to the extent such portion is not then fully vested and nonforfeitable) as determined under the following table:

Years of Vesting Service	Vested Percentage

Less than 3	0%
3 or more	100%

          (b) A Participant’s vested percentage in his Account shall not be less than that determined as of the last day of the most recent top-heavy Plan Year. Further, if the Plan at any time has been top heavy and then ceases being top-heavy, the vested percentage in the Account of a Participant who has at least three (3) Years of Vesting Service (determined as of the last day of the most recent top-heavy year) shall not be less than what it would be if the Plan had not ceased being top-heavy.

11.5 Requirements Not Applicable

          The requirements of this Article shall not apply with respect to any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Sections 401(k)(12) or 401(k)(13), and matching contributions with respect to which the requirements of Code Sections 401(m)(11) or 401(m)(12) are met.

11.6 Top-Heavy Definitions

          Determination Date – With respect to any Plan Year, the last day of the preceding Plan Year.

          Key Employee – An Employee or former Employee who at any time during the Plan Year containing the Determination Date is or was: (1) an officer of the Employer having annual Section 415 Compensation for such Plan Year which is in excess of $130,000 (as adjusted pursuant to Code Section 416(i)(1)(A)), but in no event shall the number of officers taken into account as Key Employees exceed the lesser of (A) 50 or (B) the greater of 3 or 10% of all employees; (2) a 5% owner of the Employer; or (3) a 1% owner of the Employer who has annual Section 415 Compensation of more than $150,000. For purposes of determining 5% and 1% owners, neither the aggregation rules nor the rules of Code Sections 414(b), (c) and (m) apply. Beneficiaries of a Key Employee are considered Key Employees, and inherited benefits will retain the character of the benefits of the Employee who performed services for the Employer. The identification of Key Employees will be made in accordance with Code Section 416(i)(1).

          Non-Key Employee – Any Employee who is not a Key Employee, or who is a former Key Employee. A Beneficiary of a Non-Key Employee is treated as a Non-Key Employee, but only if the Beneficiary is neither a Key Employee nor a Beneficiary of a Key Employee.

          Permissive Aggregation Group – Each employee pension benefit plan maintained by the Employer (or an Affiliate) which is considered part of the Required Aggregation Group, plus one or more other employee pension benefit plans maintained by the Employer (or an Affiliate) that are not part of the Required Aggregation Group but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the Required Aggregation Group.

          Required Aggregation Group – Each employee pension benefit plan maintained by the Employer (or any Affiliate), whether or not terminated, in which a Key Employee participates in the Plan Year containing the Determination Date, and each other employee pension benefit plan maintained by the Employer (or any Affiliate), whether or not terminated, in which no Key Employee participates but which during that period enables a employee pension benefit plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410.

ARTICLE XII

MISCELLANEOUS

12.1 Governing Law

          Except as preempted by federal law, the Plan shall be construed, regulated and administered according to the laws of the state of New Jersey (without regard to its conflict of laws provisions).

12.2 Construction

          The headings and subheadings in the Plan (other than in Article I) have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction, the masculine shall include the feminine or neuter and the singular the plural, and vice versa. To the extent required by applicable federal law, a “spouse” means the opposite-sex person to whom an Employee is legally married at the time in question. A former spouse may be treated as a spouse or surviving spouse of an Employee to the extent required under the terms of a QDRO.

12.3 Participant’s Rights; Acquittance

          Neither the establishment of the Plan and the Trust Fund nor any modification thereof, nor the creation of any fund or account nor the payment of any benefits, will give, or be construed as giving, to any Participant, Beneficiary or other person any legal or equitable right against an Employer or Affiliate, or any director, officer or employee thereof, or, except as provided herein, the Trustee, other than to the extent provided under ERISA and other applicable law. An Employer or Affiliate expressly reserves its right to discipline, discharge, layoff or terminate the association of any Employee with the Employer or Affiliate at any time to the same extent as if the Plan had never gone into effect irrespective of the effect of such action upon his rights hereunder, and such action will not create any claim against the Employer or an Affiliate or against the Trust Fund for any payment except to the extent specifically provided herein. The Employer shall not be liable for the payment of any benefit provided for herein, and all benefits hereunder shall be payable only from the Fund. No Participant, Beneficiary or other person will have any right whatever to inspect for any purpose any book or record of the Employer or Affiliate other than any document as to which ERISA grants inspection rights, and the furnishing to such Participant, Beneficiary or other person by the Plan Administrator of any information or statement with respect to matters appearing in, or which may be based upon, any such book or record will be final, binding and conclusive upon such Participant, Beneficiary or other person.

12.4 Spendthrift Clause

          Except as provided by a QDRO and except pursuant to certain judgments and settlements under ERISA Section 206(d)(4) or as may be required pursuant to the Code or the Mandatory Victims Restitution Act of 1996, none of the benefits, payments, proceeds, or distributions under this Plan shall be subject to the claim of any creditor of a Participant or a Beneficiary hereunder or to any legal process by any creditor of a Participant or Beneficiary. Neither a Participant nor a Beneficiary shall have any right to alienate, commute, anticipate, or assign any of the benefits, payments, proceeds or distributions under this Plan.

12.5 Mistake of Fact

          Notwithstanding anything herein to the contrary, upon the Employer’s request, a Contribution which was made by a mistake of fact, or conditioned upon initial qualification of the Plan or upon the deductibility of the Contribution under Code Section 404, may be returned to the Employer by the Trustee within one (1) year after the payment of the Contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is latest. For purposes of the preceding sentence, all contributions to the Plan made before receipt of a favorable determination letter on qualification from the Internal Revenue

Service shall be conditioned on the Plan’s initial qualification, and all contributions, whenever made, shall be conditioned on their deductibility under Code Section 404. Except as this Plan may otherwise provide, any Contribution so returned shall be adjusted to reflect its proportionate share of any Trust Fund gain or loss if, and to the extent, allowable under applicable Regulations. Notwithstanding any provision of this Plan to the contrary, the right or claim of any Participant or Beneficiary to any asset of the Trust Fund or to any benefit under the Plan shall be subject to, and limited by, the provisions of this Section.

12.6 Recovery of Overpayment

          If the Plan makes an overpayment, the Plan has the right at any time to, as elected by the Plan Administrator,:

(a)	recover that overpayment from the person to whom it was made;

(b)	offset the amount of that overpayment from a future payment; or

(c)	a combination of both.

The Plan shall be considered to have established an equitable lien by agreement with the person to whom such overpayment was made. Such payee shall, upon request, execute and deliver such instruments and papers as may be required, and shall do whatever else is necessary, to secure such rights of recovery to the Plan.

12.7 Plan Corrections

          In addition to the actions contemplated under Sections 3.11 and 5.13(c), the Plan Administrator, in conjunction with the Employer, may undertake such correction of Plan errors as the Plan Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code Section 401(a) or to correct a possible fiduciary breach under ERISA. Without limiting the Plan Administrator’s authority under the prior sentence, the Plan Administrator may undertake correction of Plan document, operational, demographic and

Employer eligibility failures under a method described in the Plan or permissible under the EPCRS or any successor program to EPCRS. The Plan Administrator also may undertake or assist the appropriate Plan fiduciary or Plan official in undertaking correction of a possible fiduciary breach, including correction under the U.S. Department of Labor Voluntary Fiduciary Correction Program (“VFCP”) or any successor program to VFCP. To correct an operational error, the Plan Administrator may require the Trustee to distribute from the Plan Pre-Tax Contributions or vested Employer Matching Contributions, including earnings or losses thereon, where such amounts result from an operational error other than a failure of Code Sections 402(g) or 415, or a failure of the ADP or ACP Tests.

12.8 Consent to Plan Terms

          An Employee, upon becoming a Participant, and any other person, upon becoming a Beneficiary or an alternate payee, shall be deemed conclusively for all purposes hereof to have consented to the terms and conditions of the Plan and to be bound thereby.

12.9 Facility of Payment; Uncashed Checks; Recipients Who Cannot Be Located.

          (a) If the Plan Administrator finds that any Participant or Beneficiary to whom a benefit is payable is unable to care for his affairs because of physical, mental, or legal incompetence, the Plan Administrator, in its sole discretion, may cause any payment due to such Participant or Beneficiary, to be paid to the person deemed by the Plan Administrator to be maintaining or responsible for the maintenance of such Participant or Beneficiary. Any such payment will be deemed a payment for the account of such Participant or Beneficiary and will constitute a complete discharge of the Plan and the Trust Fund of any liability for such payment.

          (b) If an individual dies before receiving all the payments to be made or before cashing any or all of the checks representing such payment or payments, such payments will be made to his Beneficiary or, if there is no Beneficiary, to his estate.

          (c) If the Trustee is unable to make payment to a Participant or other person to whom a payment is due under the Plan because it cannot ascertain his identity or whereabouts after reasonable efforts have been made to identify or locate him (including a notice of the payment so due mailed to his last known address as shown on the records of the Employer), such payment and all subsequent payments otherwise due him will be forfeited and used to reduce future Contributions to the Plan. Notwithstanding the foregoing, if he (or his Beneficiary) subsequently makes a claim for such benefits, the forfeited benefits will be reinstated and payment of the benefits which previously had been forfeited will be made (without interest) to the party entitled to such benefits as soon as practicable after such party person makes such a claim.

12.10 Income Tax Withholding

          Amounts shall be withheld from any payment due under this Plan as required to conform with applicable income tax laws.

12.11 Counterparts

          The Plan and the Trust Agreement may be executed in counterparts, each of which shall constitute one and the same instrument and may be sufficiently evidenced by any one counterpart.

12.12 Writings and Electronic Communications

          All notices and other communications with respect to the Plan, including signatures relating to such documents, may be executed and stored on paper, electronically or in another medium. Any documentation executed or stored electronically shall comply with the Electronic Signatures Act. The Plan Administrator and the Plan’s recordkeeper may use telephonic or electronic media to satisfy any notice requirements of this Plan, to the extent permitted under applicable Regulations. In addition, a Participant’s consent to immediate distribution may be provided through telephonic or electronic means, to the extent permitted under applicable

Regulations. The Plan Administrator and the Plan’s recordkeeper also may use telephonic or electronic media to conduct Plan transactions such as enrolling Participants, making or changing salary reduction elections, electing or changing investment allocations, applying for Plan loans and other transactions to the extent permitted under applicable Regulations.

ARTICLE XIII

ADOPTION OF THE PLAN

          Anything herein to the contrary notwithstanding, this amended and restated Plan is adopted and maintained under the conditions that it is deemed qualified by the Internal Revenue Service under Code Section 401(a) and that the Trust hereunder is exempt under Code Section 501(a).

          As evidence of its adoption of the Plan, Quest Diagnostics Incorporated has caused this instrument to be signed by its authorized officer this 21st day of December, 2010, effective as of January 1, 2010, except as otherwise provided herein or as required by law.

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ David W. Norgard

Title: Vice President

APPENDIX A

PARTICIPATING EMPLOYERS

The Plan allows employers other than the Corporation to adopt its provisions. The names (and jurisdictions of organization) of participating employers as of January 1, 2010 are:

AmeriPath Intermediate Holdings, Inc. (DE)
AmeriPath, Inc. (DE)
AmeriPath 5.01(a) Corporation (TX)
AmeriPath Cincinnati, Inc. (OH)
AmeriPath Cleveland, Inc. (OH)
AmeriPath Consolidated Labs, Inc. (FL)
AmeriPath Florida, LLC (DE)
AmeriPath Hospital Services Florida, LLC (DE)
AmeriPath Indiana, LLC (IN)
AmeriPath, LLC (DE)
AmeriPath Texas, LP
AmeriPath Kentucky, Inc. (KY)
AmeriPath Lubbock 5.01(a) Corporation (TX)
AmeriPath Lubbock Outpatient 5.01(a) Corporation (f/k/a Simpson Pathology 5.01(a) Corporation) (TX)
AmeriPath Marketing USA, Inc (FL)
AmeriPath Michigan, Inc. (MI)
AmeriPath Mississippi, Inc. (MS)
AmeriPath New York, LLC (DE)
AmeriPath North Carolina, Inc. (NC)
AmeriPath Ohio, Inc. (DE)
AmeriPath Youngstown Labs, Inc. (OH)
AmeriPath PAT 5.01(a) Corporation (TX)
AmeriPath Pennsylvania, LLC (PA)
AmeriPath Philadelphia, Inc. (NJ)
AmeriPath San Antonio 5.01(a) Corporation (TX)
AmeriPath SC, Inc. (SC)
AmeriPath Severance 5.01(a) Corporation (TX)
AmeriPath Texarkana 5.01(a) Corporation (TX)
AmeriPath Wisconsin, LLC (WI)
AmeriPath Youngstown, Inc. (OH)
Anatomic Pathology Services, Inc. (OK)
API No. 2, LLC (DE)
Arlington Pathology Association 5.01(a) Corporation (TX)
Dermatopathology Services, Inc. (AL)
DFW 5.01(a) Corporation (TX)
Diagnostic Pathology Management Services, LLC (OK)
Kailash B. Sharma, M.D., Inc. (GA)
NAPA 5.01(a) Corporation (TX)
Nuclear Medicine and Pathology Associates (GA)
Ocmulgee Medical Pathology Association, Inc. (GA)
O’Quinn Medical Pathology Association, LLC (GA)
PCA of Denver, Inc. (TN)
PCA of Nashville, Inc. (TN)
Peter G. Klacsmann, M.D., Inc. (GA)
Sharon G. Daspit, M.D., Inc. (GA)
Shoals Pathology Associates, Inc. (AL)
Strigen, Inc. (UT)
Arizona Pathology Group, Inc. (AZ)
Regional Pathology Consultants, LLC (UT)
Rocky Mountain Pathology, LLC (UT)
TID Acquisition Corp. (DE)
TXAR 5.01(a) Corporation (TX)
A. Bernard Ackerman, M.D. Dermatopathology, PC (NY)
AmeriPath Consulting Pathology Services, P.A. (NC)
AmeriPath Indianapolis, P.C. (IN)
AmeriPath Institute of Urological Pathology, PC (MI), (f/k/a J.J. Humes M.D. and Assoc.)
AmeriPath Milwaukee, S.C. (WI)
AmeriPath Pittsburgh, P.C. (PA)
Colorado Diagnostic Laboratory, LLC (CO)
Colorado Pathology Consultants, P.C. (CO)
Consulting Pathologists of Pennsylvania, P.C. (PA)
Dermatopathology of Wisconsin, S.C. (WI)
Institute for Dermatopathology, P.C. (PA)
Jill A. Cohen, M.D., Inc. (AZ)
Kilpatrick Pathology, P.A. (NC)
Rose Pathology Associates, P.C. (CO)
Southwest Diagnostic Laboratories, P.C. (CO)
St. Luke’s Pathology Associates, P.A. (KS)
Tulsa Diagnostics, P.C. (OK)

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APPENDIX B

MERGED PLANS:

SPECIAL RULES AND PROTECTED BENEFITS

          Effective as of January 1, 2001, January 1, 2002, January 1, 2003, January 1, 2005, April 1, 2005, January 1, 2007 and February 22, 2010 respectively, all assets and liabilities of the Chappell-Joyce Pathology Association, P.A. Profit Sharing Plan, the Pathology Associates, P.S.C. Retirement Plan, the Reference Pathology Services Profit Sharing 401(k) Plan, the Anatomic Pathology Associates Retirement Savings Plan, the Pathology Associates, P.C. Incentive Savings Plan, the Jill A. Cohen, M.D., P.C. 401(k) Profit Sharing Plan and Trust, the Specialty Laboratories, Inc. 401(k) Profit Sharing Plan and the Pathology Affiliated Services, Inc. Employees’ 401(k) Profit Sharing Plan and Trust (each a “Merged Plan”), respectively, were merged into and made a part of the Prior Plan. Each Employee who was eligible to participate in a Merged Plan immediately prior to the respective effective date (the “Merger Date”) of the merger of such Merged Plan into the Prior Plan was eligible to participate in the Prior Plan on and after that Merger Date. A Participant’s vested interest in his Account attributable to amounts transferred to the Prior Plan from a Merged Plan (his “Merged Prior Plan Sub-Account”) on and after the respective Merger Date will not be less, as a result of such merger, than his vested interest in his account under the Merged Plan immediately prior to the respective Merger Date.

          Periods of employment with the sponsor of a Merged Plan prior to that Merged Plan’s Merger Date which would have constituted eligibility or vesting service, respectively, under the Plan or the Prior Plan had the service been rendered after the Merged Plan’s Merger Date shall be considered, under rules promulgated by the Plan Administrator applied in a uniform and nondiscriminatory manner, and to the extent permitted by applicable law, eligibility or vesting service, respectively, under the Plan and the Prior Plan.

          If a Merged Plan determined Eligibility Service or Vesting Service, respectively, under an hours counting methodology, then Eligibility Service or Vesting Service, respectively, shall be determined under rules promulgated by the Plan Administrator applied in a uniform and nondiscriminatory manner, and to the extent permitted by applicable law, but not less than that determined under the methodology, hours counting or elapsed time, whichever results in the greater Eligibility Service or Vesting Service, respectively.

          Accordingly, notwithstanding any other provision of the Plan or the Prior Plan to the contrary, a Participant’s service, if any, credited for eligibility and vesting purposes under a Merged Plan as of the respective Merger Date is included as Eligibility Service and Years of Vesting Service under the Plan and the Prior Plan to the extent Eligibility Service and Years of Vesting Service are credited under the Plan and the Prior Plan.

          The Employee Pre-Tax Contributions Account of a Participant who was a participant in a Merged Plan that contained a qualified cash or deferred arrangement also shall hold any amount transferred to this Plan or the Prior Plan from such Merged Plan representing the balance of such Participant’s pre-tax contribution account under such Merged Plan and the investment experience, expenses, distributions and withdrawals attributable to such account.

          Notwithstanding any other provision of the Plan to the contrary, the following shall apply with respect to benefits accrued by Employees of AmeriPath, Inc. and its Affiliates who were participants in the Merged Plans listed below:

1) Definitions for Purposes of Appendix B

          (a) “Early Retirement Date” means, with respect to a former participant in the Jill A. Cohen, M.D., P.C. 401(k) Profit Sharing Plan and Trust Fund, the later of age 55 or the date he completes ten (10) years of service.

          (b) “Prior Company Contributions” means the prior company contributions attributable to assets transferred to the Prior Plan from the Anatomic Pathology Associates Retirement Savings Plan.

          (c) “Prior Employer Discretionary Contributions” means the prior Employer Discretionary Contributions attributable to assets transferred to the Prior Plan from the Pathology Associates, P.C. Incentive Savings Plan.

          (d) “Prior Employer Matching Contributions” means the prior Employer Matching Contributions attributable to assets transferred to the Plan from the Pathology Affiliated Services, Inc. Employees’ 401(k) Profit Sharing Plan and Trust.

          (e) “Prior Safe Harbor Nonelective Contribution” means any safe harbor nonelective employer contribution which was made under the terms of the Jill A. Cohen, M.D., P.C. 401(k) Profit Sharing Plan and Trust Fund and transferred to the Prior Plan on or after January 1, 2007.

          (f) “Prior Specialty Laboratories Contribution” means any matching or employer nonelective contribution which was made under the terms of the Specialty Laboratories, Inc. 401(k) Profit Sharing Plan and transferred to the Prior Plan on or after January 1, 2007.

2) Vesting in Employer Contributions

          (a) A former participant in the Jill A. Cohen, M.D., P.C. 401(k) Profit Sharing Plan and Trust Fund at all times shall have a 100% vested percentage in his Prior Employer Safe Harbor Nonelective Contributions.

          (b) A former participant in the Anatomic Pathology Associates Retirement Savings Plan at all times shall have a 100% vested interest in his Prior Company Contributions.

          (c) A former participant in the Pathology Associates, P.C. Incentive Savings Plan or the Pathology Affiliated Services, Inc. Employees’ 401(k) Profit Sharing Plan and Trust shall have his vested interest in his Prior Employer Discretionary Contributions or his Prior Employer Matching Contributions, respectively, determined in accordance with the following schedule:

Years of Vesting Service	Vested Percentage

Less than 2 years	0%
2 but less than 3 years	20%
3 but less than 4 years	40%
4 but less than 5 years	60%
5 but less than 6 years	80%
6 or more years	100%

          (c) A former participant in the Specialty Laboratories, Inc. 401(k) Profit Sharing Plan who had completed three (3) or more years of vesting service under such plan as of December 31, 2006 and who enrolls in the Plan or the Prior Plan on or after January 1, 2007, at all times shall have a 100% vested interest in his Prior Specialty Laboratories Contributions.

          (d) Subject to the foregoing, a former participant in the Specialty Laboratories, Inc. 401(k) Profit Sharing Plan, who had not completed three (3) or more years of vesting service under such plan as of December 31, 2006 or who had completed three (3) or more years of vesting service under such plan as of December 31, 2006, but does not enroll in the Plan or the Prior Plan on or after January 1, 2007, shall have his vested interest in his Prior Specialty Laboratories Contributions determined in accordance with the following schedule:

Years of Vesting Service	Vested Percentage

Less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

          (e) Notwithstanding the foregoing, if a Participant is employed by an Employer or an Affiliate on his Normal Retirement Date, his Early Retirement Date, the date of determination of his Total and Permanent Disability or the date he dies, he shall be 100% vested in his Prior

Employer Discretionary Contributions and his Prior Employer Matching Contributions respectively.

3) In-Service Withdrawals

          A former Participant in the Pathology Associates, P.C. Incentive Savings Plan who is employed by an Employer or an Affiliate may elect, subject to the limitations and conditions of Section 6.3, to make a cash withdrawal or, if the Participant’s Account is subject to the annuity provisions of Appendix D, a withdrawal through the purchase of a Qualified Joint and Survivor Annuity or a Single Life Annuity (both as described in Appendix D) of amounts that have been credited to his Prior Employer Discretionary Contributions for at least two (2) years.

4) Loans

          Notwithstanding any other provision of the Plan to the contrary, loans as described in Section 6.1 will be available to a former participant of the Pathology Associates, P.C. Incentive Savings Plan from his Prior Employer Discretionary Contributions. However, loans will not be available to a former participant of the Anatomic Pathology Associates Retirement Savings Plan from his Prior Company Contributions.

APPENDIX C

TRANSFERRED SUB-ACCOUNTS

          In the case of a participant in The Profit Sharing Plan of Quest Diagnostics Incorporated whose account is transferred to this Plan, all applicable sub-accounts of such individual under The Profit Sharing Plan of Quest Diagnostics Incorporated generally shall continue to be maintained under this Plan. Such sub-accounts may include, but are not limited to, the following:

(a)	Advance Medical Plan Sub-Account;

(b)	AML-East Plan Sub-Account;

(c)	AML-West Plan Sub-Account;

(d)	CBCLS Employer Contribution Sub-Account;

(e)	CDS Plan Sub-Account;

(f)	Corning Stock Fund Sub-Account;

(g)	Covance Stock Fund Sub-Account;

(h)	CPF Money Purchase Pension Plan Sub-Account;

(i)	CPF Pension Plan Sub-Account;

(j)	CPF Savings Plan Sub-Account;

(k)	Damon Plan Sub-Account;

(l)	DeYor Plan Sub-Account;

(m)	Employee After-Tax Sub-Account;

(n)	Employee Pre-Tax Catch-Up Sub-Account;

(o)	Employee Regular Pre-Tax Sub-Account;

(p)	Employer Matching Sub-Account;

(q)	Quest Stock Matching Sub-Account;

(r)	ESOP Diversification Sub-Account;

(s)	LabOne (k) Plan Sub-Account;

(t)	LabOne Pension Plan Sub-Account;

(u)	LabPortal Plan Sub-Account;

(v)	Maryland Medical Laboratory Plan Sub-Account;

(w)	MedPlus Plan Sub-Account;

C-1

(x)	MetWest Plan Sub-Account;

(y)	Money Purchase Pension Plan Sub-Account;

(z)	Nichols Institute Plan Sub-Account;

(aa)	Partnership Sub-Account;

(bb)	Podiatric Pathology Laboratories Plan Sub-Account;

(cc)	Post-1999 Cash Match Sub-Account;

(dd)	Post 1999 Stock Match Sub-Account;

(ee)	Pre-1999 Cash Match Sub-Account;

(ff)	Pre-1999 Stock Match Sub-Account;

(gg)	Prior Employer Match Sub-Account;

(hh)	Prior ESOP Employer Contributions Sub-Account;

(ii)	Prior ESOP Quest Stock Sub-Account;

(jj)	Prior Focus Plan Match Sub-Account;

(kk)	Prior LabOne Money Purchase Pension Plan Sub-Account;

(ll)	Prior LabOne Employer Match Sub-Account;

(mm)	Prior Plan Employer Contribution Sub-Account;

(nn)	Prior Plan Employer Qualified Sub-Account;

(oo)	Prior Plan Rollover Sub-Account;

(pp)	Prior Profit Sharing Sub-Account;

(qq)	Prior Unilab Employer Contribution Sub-Account;

(rr)	Qualified Nonelective Contribution Sub-Account;

(ss)	Rollover Sub-Account;

(tt)	Statlab Plan Sub-Account;

(uu)	Unilab Plan Sub-Account;

(vv)	Vested Employer Stock Dividend Sub-Account; and

(ww)	Vested Money Purchase Pension Plan Dividend Sub-Account.

          All benefits, rights and features that are required to be preserved with respect to such sub-accounts under Code Section 411(d)(6) shall be preserved following such transfer including, but not limited to, rights to in-service withdrawals, rights to annuity or other optional forms of distribution and the requirement, where applicable, of spousal consent to distributions, loans or in-service withdrawals.

C-2

APPENDIX D

SPECIAL DISTRIBUTION PROVISIONS

          The provisions of this Appendix D apply to a Participant who has a portion of his Account attributable to the Money Purchase Pension Plan Sub-Account or any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C. Such provisions may be waived through a “Qualified Election” described in paragraph (c) below. The provisions of this Appendix D apply only to such portion of his Account.

          (b) Automatic and Optional Annuity Requirements. If a Participant has a Money Purchase Pension Plan Sub-Account or any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C (or his Account includes assets transferred directly from a plan subject to Code Section 417), distribution shall be made to him through the purchase of an annuity contract that provides for payment in one of the following annuity forms unless he elects a different form of payment available under Section 5.6.

(1) The “automatic annuity form” for a Participant who is married on his Benefit Payment Date is a 50% Qualified Joint and Survivor Annuity.

(2) The “optional annuity form” for a Participant who is married on his Benefit Payment Date is a 75% Qualified Joint and Survivor Annuity.

(3) The “automatic annuity form” for a Participant who is not married on his Benefit Payment Date is a Single Life Annuity.

          His election of any form of payment other than the “automatic annuity form” shall not be effective unless it is a “qualified election;” provided that consent of his spouse shall not be required if he elects the optional form of Qualified Joint and Survivor Annuity.

          (c) Qualified Preretirement Survivor Annuity Requirements. If a married Participant has a Money Purchase Pension Plan Sub-Account or any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C (or his Account includes assets transferred directly from a plan subject to Code Section 417) dies before his Benefit Payment Date, his spouse shall receive distribution of the value of his vested interest in such sub-accounts through the purchase of an annuity contract that provides for payment over the life of the spouse. His spouse may elect to receive distribution under any one of the other forms of payment available under Section 5.6 instead of in the Qualified Preretirement Survivor Annuity form. He may designate a non-spouse Beneficiary to receive distribution of such sub-accounts only pursuant to a “qualified election” unless his spouse has previously consented to the naming of such non-spouse Beneficiary as the sole Beneficiary.

          (d) Qualified Election Procedures.

          (1) No less than seven (7) and no more than 180 days before distribution of such a Participant’s benefit commences, he and his spouse (if any) shall be given a written notice to the effect that if he is married on the date of commencement of payments, benefits will be payable in form of a 50% (or 75%) Qualified Joint and Survivor Annuity under this Appendix unless he, with the consent of his spouse, elects to the contrary prior to the commencement of payments. Consent of the spouse is not required for an election if the Beneficiary is not the spouse. The notice shall describe, in a manner intended to be understood by him and his spouse, the terms and conditions of the Qualified Joint and Survivor Annuity, the financial effect of the election of an optional form or to revoke such an election, and the rights of the spouse to consent to an election of an optional form. In addition, the notice shall inform him that he has 30 days to elect whether to have benefits paid in an optional form described in Section 5.6 in lieu of the automatic form provided for in paragraph (b) above.

          (2) A Participant who desires to have his benefit under this Appendix D paid under one of the options provided in Section 5.6 shall make such an election through an Appropriate Request. His election to receive his retirement benefit under any of the options provided in Section 5.6 may be revoked by him at any time, and any number of times, during the 180-day period ending on the day his benefit payments commence. After retirement benefit payments have commenced, no elections or revocations of an optional method of distribution will be permitted under any circumstances.

          (3) The date payment of his benefit is to commence for a distribution in a form other than the 50% (or 75%) Qualified Joint and Survivor Annuity under this Appendix may be less than 30 days after receipt of the written notice described above if:

          (A) he has been provided with information that clearly indicates that he has at least 30 days to consider whether to waive the 50% (or 75%) Qualified Joint and Survivor Annuity, and elects (with written consent of his spouse, if necessary) another form of distribution;

          (B) he is permitted to revoke any affirmative distribution election at least until the Benefit Payment Date or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after he is provided the explanation of the 50% (or 75%) Qualified Joint and Survivor Annuity; and

(C) the date payment of his benefit is to commence is a date after the date that the written notice was provided to him.

          (e) Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Participant’s retirement, death, Total and Permanent Disability, or Severance from Service Date, and prior to

Plan termination, the optional form of benefit is not available with respect to his Money Purchase Pension Plan Sub-Account or any other sub-account attributable to a money purchase pension plan as indicated in Appendix B or Appendix C (or the portion of his Account that includes assets transferred directly from a plan subject to Code Section 417), other than any portion of those assets and liabilities attributable to after-tax voluntary Employee contributions or to a direct or indirect rollover contribution.

          (f) For purposes of this Appendix D, the following terms have the following meanings:

          (1) “Qualified Joint and Survivor Annuity” means an immediate annuity payable at earliest retirement age under the Plan, as defined in Regulations under Code Section 401(a)(11), that is payable for the life of a Participant with a survivor annuity payable for the life of his spouse that is equal to at least 50% but no more than 100% of the amount of the annuity payable during the joint lives of him and his spouse. No survivor annuity shall be payable to his spouse under a Qualified Joint and Survivor Annuity if such spouse is not the same spouse to whom he was married on his Benefit Payment Date.

(2) “Qualified Pre-Retirement Survivor Annuity” means an annuity payable for the life of a Participant’s surviving spouse upon his death prior to his Benefit Payment Date.

(3) “Benefit Payment Date” means:

(A) the first day of the first period for which an amount is payable as an annuity, as described in Code Section 417(f)(2)(A)(i);

          (B) in the case of a benefit not payable in the form of an annuity, the starting date for the Qualified Joint and Survivor Annuity that is payable under the Plan at the same time and form as the benefit that is not payable as an annuity;

(C) in the case of an amount payable under a retroactive annuity starting date, the annuity starting date; or

(D) the date of the purchase of an irrevocable commitment from an insurer to pay the benefits due under the Plan.

APPENDIX E

AMERISAVE RULES AND DEFINITIONS

A. The following definitions applied to the Prior Plan, and may need to be referenced in the current administration of the Plan.

Hour of Service – Prior to January 1, 2009:

          (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours to be credited to the Employee for the computation period in which the duties are performed);

          (4) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Regulation §2530.200b-2, incorporated herein by reference); and

          (5) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours to be credited to the Employee for the computation period(s) to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made).

The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

          Notwithstanding the above: (A) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (B) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (C) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the Employee.

          For purposes of this definition, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          A period of Qualified Military Service shall be included with Hours of Service to the extent it has not already been credited. For purposes of crediting Hours of Service during a period of Qualified Military Service, an Hour of Service shall be credited for each hour such Employee would normally have been scheduled to work for the Employer or an Affiliate during such period.

          Notwithstanding the preceding provisions of this definition, if an Employer does not maintain records that accurately reflect actual Hours of Service creditable to an Employee hereunder, such Employee will be credited with 45 Hours of Service for each week he performs at least one Hour of Service.

          For purposes of this definition, Hours of Service will be credited for employment with nonparticipating Affiliates for eligibility and vesting purposes. The provisions of Regulation §§2530.200b-2(b) and (c) are incorporated herein by reference.

One-Year Break in Service – Prior to January 1, 2009:

(1) A 12-consecutive month computation period (as defined under the definition of a Year of Vesting Service) in which the Employee does not complete at least 501 Hours of Service.

          (g) (2) Any period of unpaid leave pursuant to the Family and Medical Leave Act of 1993 or certain circumstances related to the Qualified Military Service of a family member shall not be treated or counted toward a One-Year Break in Service.

          (3) Solely for determining whether a One-Year Break in Service has occurred in a computation period for participation and vesting purposes, an individual who is absent from work for maternity or paternity reasons or for Qualified Military Service will receive credit for the Hours of Service which would otherwise have been credited to such individual. In the event these hours cannot be determined, eight (8) Hours of Service per day will be used. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (A) by reason of the pregnancy of the individual; (B) by reason of the birth of a child of the individual; (C) by reason of the placement of a child with the individual in connection with the adoption of the child by such individual; or (D) for purposes of caring for the child for a period beginning immediately following such birth or placement. However, in no event will the hours treated as Hours of Service under this paragraph by reason of any absence from work for maternity or paternity reasons exceed 501 hours. The Hours of Service credited under this paragraph will be credited: (i) in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period; or (ii) in all other cases, in the following computation period.

B. The following rules apply with respect to the conversion from an hours of service method to an elapsed time method that became effective on January 1, 2009, and may need to be referenced in the current administration of the Plan:

          (1) The Prior Plan determined Vesting Service under an Hours of Service counting methodology. If a Participant was participating in the Prior Plan during the Plan Year beginning January 1, 2008, had at least 1,000 Hours of Service for vesting purposes during the Plan Year beginning January 1, 2008 and also had a Year of Vesting Service (under the elapsed time method) with respect to the year beginning on the anniversary of his Employment Commencement Date occurring in 2008, such Participant shall be credited with two Years of Vesting Service for the period from January 1, 2008 through the anniversary of his Employment Commencement Date occurring in 2009.

          (2) The Prior Plan determined Eligibility Service under an elapsed time methodology. Accordingly, there is no change in the calculation of Eligibility Service arising from the amendment and restatement of the Prior Plan into the Plan.